UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

5790 Widewaters Parkway
DeWitt, New York 13214-1883

March 27, 2023
Dear Shareholders:
The Annual Meeting of the Shareholders of Community Bank System, Inc. will be held at Turning Stone Resort Casino, Onondaga Conference Room, 5218 Patrick Road, Verona, New York 13478 on Wednesday, May 17, 2023 at 12:00 p.m. Eastern Daylight Time.
Whether or not you plan to attend the Meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.
2022 PERFORMANCE HIGHLIGHTS:
•
The Company was named the 6th Most Trustworthy Company in America by Newsweek Magazine. This award is particularly significant to the Company because having our customers’ trust is essential to our success.

•	The Company was also recognized by Forbes Magazine as one of America’s Best Banks and one of the World’s Best Banks.
•
The Company produced very favorable operating results, including net income of $188.1 million. Improved net interest income, disciplined management of operating expenses, and solid and favorable asset quality contributed to these strong results in 2022.

•	In fiscal 2022, the Company delivered record revenues of $679.3 million, representing a 9.5% increase over 2021 total revenues of $620.6 million.
•	In May, the Company closed its merger with Elmira Savings Bank enhancing its presence in key markets in the New York Southern Tier and Finger Lakes regions.
•
In July, the Board increased the cash dividend to our Shareholders by 2.35%, marking the 30th consecutive year of dividend increases. The Company’s unbroken streak puts it in a very select group, and signifies the Company’s commitment to robust shareholder returns.

CORPORATE AND GOVERNANCE DEVELOPMENTS:
•
Continuing the efforts of the Culture and Diversity Council, the Company appointed its first Culture and Diversity Officer who is responsible for leading our culture and diversity initiatives and assisting with key aspects of our ESG strategy.

•
The Compensation Committee implemented a new executive long-term incentive program to increase the percentage of annual at-risk performance-based equity awards to 75% of the total equity awards, further aligning our compensation structure with our Shareholders’ interests.

Together with our Board of Directors, we wish to thank our Shareholders for your continued interest and support. The Board remains committed to serving your interests and focused on long-term value creation for all Shareholders.
Sincerely,

Eric E. Stickels Chair of the Board	Mark E. Tryniski President and Chief Executive Officer

5790 Widewaters Parkway DeWitt, New York 13214-1883
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Community Bank System, Inc.:
Community Bank System, Inc., a Delaware corporation (the “Company”), will hold its annual meeting of Shareholders at Turning Stone Resort Casino, Onondaga Conference Room, 5218 Patrick Road, Verona, New York 13478, on Wednesday, May 17, 2023 at 12:00 p.m. Eastern Daylight Time for the following purposes:
1.	To elect 12 of the current Directors for a one (1) year term and until their successors are elected and qualified;
2.	To hold an advisory vote on executive compensation;
3.	To hold an advisory vote to determine the frequency of the advisory vote on executive compensation;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023; and
5.	To transact any other business which may properly come before the Meeting or any adjournment thereof.
The Shareholders of record at the close of business on March 20, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 17, 2023. The Company uses the “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet.
•	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically requested them.
•
The Notice of Internet Availability of Proxy Materials contains instructions on how you can access the proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.
By Order of the Board of Directors

Danielle M. Cima
Secretary
March 27, 2023
IMPORTANT NOTICE

The Company urges you to please vote your shares now whether or not you plan to attend the Meeting. Voting by the Internet or telephone is fast and convenient. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the return envelope furnished for that purpose. If you hold your shares through an account with a broker, bank or other holder of record, please follow the instructions you receive from them to vote your shares. Please vote your shares so your vote can be counted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

5790 Widewaters Parkway DeWitt, New York 13214-1883
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2023
This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at 12:00 p.m. Eastern Daylight Time on Wednesday, May 17, 2023 at Turning Stone Resort Casino, Onondaga Conference Room, 5218 Patrick Road, Verona, New York 13478. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 27, 2023.
PROXY STATEMENT SUMMARY
This summary highlights information contained in the Proxy Statement. It does not contain all of the information Shareholders should consider in making a voting decision, and Shareholders should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING INFORMATION
Meeting: Annual Meeting of Shareholders	Ticker Symbol: CBU
Date: May 17, 2023	Exchange: New York Stock Exchange
Time: 12:00 PM Eastern Daylight Time	Outstanding Shares of Common Stock: 53,925,753
Location: Turning Stone Resort Casino	State of Incorporation: Delaware
Onondaga Conference Room 5218 Patrick Road Verona, New York 13478
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 17, 2023
This Proxy Statement and the Annual Report for the year ended December 31, 2022 (referred to as the “Annual Report”) to Shareholders are available at https://ir.communitybanksystem.com/financials/sec-filings-annual-report/default.aspx.
The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.
1

VOTING ITEMS AND BOARD RECOMMENDATIONS
			Page Reference
Proposal 1	Election of Director Nominees	FOR each Director Nominee	11
Proposal 2	Advisory Vote on Executive Compensation	FOR	69
Proposal 3	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	FOR ONE YEAR	70
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	72
VOTING YOUR SHARES
If you are a Shareholder of record as of March 20, 2023, you will be able to vote in four ways: by telephone, by proxy card, in person at the Meeting, or by the Internet before the Meeting as follows:
•	By Telephone: 1-800-690-6903
•	Online: Visit www.proxyvote.com and enter the control number found in the Notice of Internet Availability.
•	By Mail: Complete, sign, date, and return your proxy card in the envelope provided.
•	In Person: A Shareholder may vote in person at the Meeting by requesting a ballot from the Inspector of Election.
See “General Information for Voting Shares” on page 9 for more information on voting at the Annual Meeting.
2

BOARD COMPOSITION AND REFRESHMENT
The Directors strive to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s Shareholders.
Over the course of the last four years, the Board has added three new Directors to enhance the skills and gender and ethnic diversity of the Board. In December 2021, the Board added Jeffery J. Knauss who has extensive experience in digital technology and marketing, having served as the CEO and co-founder of Digital Hyve, a digital marketing and advertising firm that was named the 52nd fastest growing private company in the United States by Inc. Magazine in 2018. Mr. Knauss is Asian American and his appointment, along with the addition of Kerrie D. MacPherson in 2019 and Susan E. Skerritt in 2020, reflects the Board’s focused efforts to refresh the composition of the Board and foster a diverse composition of members.
The following table provides the ages, tenures, independence, diversity, and current committee membership of the 12 Director Nominees for the Annual Meeting.

Name	Age	Years on Board	Independent	Gender, Ethnic or Racial Diversity	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust & Financial Services	Strategic/ Executive Committee
Brian R. Ace	68	19	✔			Member	Member	Member		
Mark J. Bolus	57	12	✔			Chair		Member	Member	Member
Neil E. Fesette	57	12	✔			Member	Member	Member		Chair
Jeffery J. Knauss	37	1	✔	✔			Member	Member		
Kerrie D. MacPherson	64	3	✔	✔	Member			Member	Member	
John Parente	56	12	✔					Member	Chair	Member
Raymond C. Pecor, III	54	5	✔			Member		Chair		
Susan E. Skerritt	68	2	✔	✔	Member	Member		Member		
Sally A. Steele	67	19	✔	✔			Member	Member	Member	Member
Eric E. Stickels*	61	7	✔					Member		
Mark E. Tryniski	62	17						Member		
John F. Whipple, Jr.	67	12	✔		Chair		Member	Member		

Member Chair *Chair of the Board

In connection with the rotation of leadership positions, Ms. MacPherson will be appointed Chair of the Audit Committee, Mr. Whipple will be appointed Chair of the Governance Committee, and Ms. Skerritt will be appointed Lead Director effective on the date of the Annual Meeting.
A balanced Board composition, supplemented by a thoughtful approach to Director refreshment, is a continuing priority for the Company. The Governance Committee utilizes a skills matrix approach to assess the experience, skills, independence and diversity of nominees in the context of the current composition and needs of the Board. The Committee endeavors to identify nominees that possess diverse business experiences, appropriate skills, and geographic backgrounds reflecting the Company’s markets. In addition, the Governance Committee believes a stronger Board is one that reflects diversity. The Governance Committee also believes it is desirable to maintain a mix of experienced, tenured Directors who possess institutional knowledge along with the addition of newer Directors who have identified expertise and experience. The Governance Committee will continue to consider a diverse pool of candidates in the Director nomination process to further enhance diversity on the Board and add appropriate skills and experience in connection with succession planning at the Board level.
3

Board Refreshment
The charts below summarize the tenure, independence, age, and diversity of the 12 Director Nominees.

Ethnic, Racial and Gender Diversity

33% Diverse

33%
67%
Diverse
Not Diverse

Director Tenure

Average Tenure = 10 Years

15+ Years
25%
6-15 Years
42%
Less than 6 Years
33%

Director Age

Average Age = 60

65 and Over
33%
Under 65
67%

Director Independence

92% Independent

Independent
Non-
Independent

As compared to the composition of the Board at the Annual Shareholders Meeting held in May 2019, the gender, ethnic, and racial diversity of the Board as of the 2023 Annual Shareholders Meeting will have increased by 24% with the addition of Mr. Knauss, Ms. MacPherson and Ms. Skerritt:

4

GOVERNANCE HIGHLIGHTS
The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our Shareholders. The Board regularly reviews the Company’s governance practices, industry developments, and Shareholder feedback to ensure continued effectiveness. For more information regarding our corporate governance practices, see the disclosure starting on page 25.
Below are selected highlights of the Company’s corporate governance program.
Effective Board Composition and Refreshment
Highly engaged Board with balanced tenure and substantial, wide ranging experience.
Strong Board refreshment practices, with a third of the Directors having a tenure of five years or less.
Regular refreshment at committee level, with rotation guidelines for members and leadership positions. A new Lead Director and two new Committee Chairs will be appointed at the Annual Meeting.
Mandatory retirement policy at age 70.
Ongoing Director succession planning focused on annual review of skill sets of current Directors and identification of additional skills/experience desired.

Diverse skills and experience represented on the Board, including financial and accounting expertise, financial services experience, digital technology, marketing, public company, merger and acquisitions, and C-suite experience, and thorough knowledge of the Company’s geographic and financial sector markets.

Robust Shareholder Rights
All Directors elected annually.
Majority voting standard for Director elections.
All Shareholders have the same voting rights.
No shareholders rights plan.
Board Accountability and Independence
11 out of 12 Director nominees are independent and Audit, Governance and Compensation Committees comprised entirely of independent Directors.
Stock Ownership requirements for Directors and executives.
Directors are subject to over-boarding restrictions.
No pledging or hedging by Directors.
Conflict of Interest Policy for Directors.
Board Effectiveness
Engaged independent non-executive Chair of the Board.
Executive sessions of independent Directors held regularly.
Annual Board and Committee Self-Evaluations.
Annual formal process to evaluate CEO performance and compensation.
Corporate Governance Standards and Committee charters reviewed annually.
Strong Board engagement in risk management and oversight, including a standalone Risk Committee comprised of all Directors.
Board and Committee use of outside independent advisors.
5

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS
Set forth below is a table illustrating our sound and balanced compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking:
What We Do:	What We Don’t Do:

Implemented New Long-Term Incentive Plan that is 75% Performance Based. For 2022, the Compensation Committee adopted a new long-term incentive plan structure which ties 75% of the equity awards to the performance of the Company.
No “timing” of equity grants. We only grant equity awards on predetermined dates.

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 62% for the CEO and 51% on average for the other named executives.

No Hedging and Pledging. We prohibit our employees, executive officers, and directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

Independent Expert Advice. Meridian Compensation Partners, which has been determined by the Compensation Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.
No tax gross-ups. We do not provide our named executives with tax gross-ups in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements (see page 31) to promote alignment with our Shareholders.
No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” in order for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Executives Subject to a Robust Clawback Policy. Our named executives are subject to our incentive compensation recoupment policy (“clawback”) in the event of financial restatements and/or violations of law or Company policy as provided in the clawback policy (see page 49). The New York Stock Exchange has proposed new requirements for listed companies and the Company will revise its policy to comply with the requirements once the final rule is issued.
No Significant Perquisites. Our named executives are entitled to only limited perquisites.

Capped Incentives. Annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 162.5% based on the threshold, target, and maximum achievement levels.

6

CULTURE, COMMUNITY AND RESPONSIBILITY
A core mission of the Company’s employees, executive leadership and Directors is active engagement with not only the Company’s customers, but the civic institutions, non-profits, schools and other organizations that comprise the communities where we live and work. As a community bank, we are committed to supporting volunteerism, implementing environmentally sound practices, working with small businesses, and serving the broad financial service needs of the communities in our geographic markets. In addition, we recognize that the development and support of the Company’s human capital is an essential element of the Company’s success. We are focused on furthering our Environmental, Social and Governance (“ESG”) strategy in alignment with our business and evolution of important topics across the banking industry. In February 2023, we engaged a third-party advisory firm to assist the Company with its continued focus on its ESG strategy.
Recent highlights of the Company’s commitment to corporate social responsibility, support of our communities and employees and other ESG priorities include:
ESG Highlights
Human Capital Initiatives
•
In 2022, the Company appointed Monticia Prather as its first Culture and Diversity Officer. Ms. Prather is responsible for leading the Company’s culture, diversity, equity and inclusion efforts and has built upon the current efforts and brought increased focus for future initiatives, including working with the Company’s Culture and Diversity Council and its ambassadors to identify and lead new initiatives to promote an inclusive workplace and in 2023 developing a Culture and Diversity framework to further progress the Company’s efforts.

•
The Company implemented the “MyVoice” program, a Company-wide program to enhance employee satisfaction and engagement as well as the promotion of the Company’s core values in our workforce. The goal of MyVoice is to foster a culture of open communication and feedback to enhance our employee experience making Community Bank a best place to work.

•
In 2022, the Company’s Culture and Diversity Council (formed in 2020) continued its oversight of initiatives focused on: diversity and equity across areas of talent acquisition and retention, employee community service spotlights, senior leadership composition, unconscious bias awareness and vendor selection process. The Council engages our workforce in advancing diversity initiatives and identifying future initiatives.

•	The Company developed future leaders through our Vital Leadership program to strengthen our succession and leadership capabilities with over 125 leaders participating in the program in 2022.
Supporting our Communities
•
Offered special purpose credit product to enable underrepresented communities, including borrowers in minority and low-to-moderate income areas in Rochester, New York to obtain residential mortgages on favorable terms. In 2023, the Bank will again offer this program in Rochester, New York as well as similar programs in Buffalo, New York and Syracuse, New York.

•	In 2022, the Company donated over $2.97 million to over 860 charitable organizations in the Company’s footprint.
•	Our employees volunteered over 11,500 hours of their time to over 570 non-profit organizations in 2022, including those dedicated to underserved and disadvantaged communities.
•
The Company enhanced its vendor management program to expand the pool of vendors who are minority owned enterprises or have a history of creating opportunities for minorities, disadvantaged individuals or Veterans, or otherwise address the needs of underserved populations or communities. The Company has joined Upstate Minority Economic Alliance, the only Minority Chamber of Commerce in the Upstate New York Region, in order to leverage partnerships to expand the pool of diverse vendors.

•
The Bank offers financial literacy programs geared towards students and adults, including programs offered in elementary and high schools and, in collaboration with our community partners, programs focused on adults in lower and middle income communities.

7

•
We continue to expand our digital banking services to include powerful, flexible and easy to use technology, including the recent addition of a person to person payment system, in order to enhance the digital banking services provided to our customers.

Environmental Sustainability Initiatives
•
Engaged an outside advisor to assist management in identifying ESG priorities and initiatives in order to support a healthier, more sustainable future for our stakeholders including our investors, employees, communities we serve, and customers.

•
Exploring ways to reduce the Company’s environmental impact, including engaging a third party consultant to help assess and execute the Company’s strategy to migrate its data to secure, cloud based solutions which helps reduce energy consumption at its data centers. The Company’s Technology Committee, on which Mr. Knauss serves as a liaison to the Board, has been providing oversight on this initiative.

•	Implemented internal digital workflow procedures to reduce the use of paper across the Bank’s operations.
8

GENERAL INFORMATION FOR VOTING SHARES
Proxy Materials are Available on the Internet
The Company uses the cost-effective and environmentally-friendly “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its Shareholders, on approximately March 27, 2023, with instructions on how to access the proxy materials online or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials electronically by email or in print by mail. The Company encourages Shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Meetings and reduce the Company’s printing and mailing costs.
The Annual Report of the Company for the fiscal year ended December 31, 2022, incorporating the Form 10-K filed by the Company with the SEC, is being provided to Shareholders with this Proxy Statement.
The proxy materials relating to the 2023 Annual Meeting and the 2022 Annual Report are available on the Internet at www.proxyvote.com. The Notice of Internet Availability contains the necessary codes required to access the proxy materials and to vote online or by telephone. The materials are also available on the Company’s investor relations page at: https://ir.communitybanksystem.com/financials/sec-filings-annual-report/default.aspx.
Voting Rights and Proxies
The Board has fixed the close of business on March 20, 2023 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting. At the close of business on the record date, 53,925,753 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock. Each share of outstanding common stock is entitled to one vote with respect to each proposal to come before the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.
If shares are registered directly in a Shareholder’s name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then such Shareholder is the “shareholder of record” with respect to those shares. If the shares are held in an account at a bank, broker, or other holder of record, then the Shareholder is considered the “beneficial owner of shares held in street name.” As a beneficial owner, the Shareholder has the right to instruct the broker, bank, or other organization holding the shares on how to vote such shares.
Voting Procedures
There are four ways to vote:
Online before the Meeting
If a Shareholder has Internet access, he or she may vote the proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Internet Availability; or if the Shareholder received a printed set of proxy materials, by following the instructions provided on the proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

In Person at the Meeting
Shareholders may cast their votes at the Meeting. If the Shareholder is the beneficial owner of shares held in street name and wishes to vote in person at the Meeting, he or she must also obtain a “legal proxy” from the broker, bank or other organization that holds the shares. A legal proxy is a written document that authorizes the beneficial shareholder to vote the shares held in street name at the Meeting. A Shareholder must contact the broker, bank or other organization that holds such shares for instructions prior to the Meeting to obtain a legal proxy. The beneficial shareholder must bring a copy of the legal proxy to the Meeting. In order for the vote to be counted, the beneficial shareholder must hand both the copy of the legal proxy and the completed ballot to the Inspector of Election.

Phone
If the Shareholder requested printed copies of the proxy materials by mail, he or she will receive a proxy card or voting instruction form and may vote by calling the toll free number found on the card or form. The availability of phone voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

9

Mail
If the Shareholder received a printed set of the proxy materials by mail, he or she may submit the proxy card by mail by signing the proxy card if his or her shares are registered in the Shareholder’s name or by following the instructions provided by the broker, bank or other organization for shares held beneficially in street name, and returning it in the envelope provided.

All shares represented by valid proxies received prior to the taking of the vote at the Meeting will be voted and, where a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the Shareholder’s instructions. If the Shareholder does not specify how the shares are to be voted, the shares will be voted in the manner recommended by the Board for matters presented for a vote at the Meeting as permitted by applicable law. An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Even if you plan on attending the Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Meeting.
A Shareholder may revoke the proxy and change his or her vote at any time before the taking of the vote at the Meeting as follows:
Online before the Meeting	A Shareholder may change the vote using the online voting method described above, in which case only the latest Internet proxy submitted prior to the Meeting will be counted.
In person at the Meeting
A Shareholder may revoke a vote made prior to the Meeting and change his or her vote by attending the Meeting and voting in person. However, attendance at the Meeting will not automatically revoke the proxy unless the Shareholder properly votes at the Meeting or specifically requests that the prior proxy be revoked by delivering a written notice of revocation prior to the Meeting to the Company’s Secretary at the Company’s address set forth above.

Phone	A Shareholder may change his or her vote using the phone voting method described above, in which case only the latest telephone proxy submitted prior to the Meeting will be counted.
Mail
A Shareholder may revoke the proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only the latest proxy card or voting instruction form received prior to the Meeting will be counted.

Shareholders who have shares that are registered differently or are in more than one account will receive more than one Notice of Internet Availability. Shareholders with shares registered directly in the Shareholder’s name with the Company’s transfer agent may contact AST at (877) 253-6847 to request consolidation. If the shares are held through a broker, bank or other organization, the Shareholder can contact the broker, bank or other organization to request consolidation.
Proxy Solicitation Costs
The Company will pay its costs relating to the solicitation of proxies. The Company has retained Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 to assist in soliciting proxies for a base fee of $9,000 plus reasonable and approved out-of-pocket expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s stock.
10

PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, twelve (12) directors are to be elected to serve on the Company’s Board. Jeffrey L. Davis is retiring from the Board in accordance with the Company’s mandatory retirement policy, effective as of the date of the Annual Meeting. The Board would like to acknowledge and thank Mr. Davis for his exemplary service and contributions to the Company. All Director Nominees have indicated a willingness to serve, and the Board knows of no reason that any Nominee will decline or be unable to serve if elected. Each of the twelve (12) Nominees is expected to continue to serve on the Board until his or her one-year term expires.
The Nominees who receive the greatest number of votes “for,” represented in person or by proxy at the Meeting, will be elected Directors, subject to our majority voting standard set forth below. Abstentions and broker non-votes will not have an impact on the election of Directors. All proxies in proper form which are received prior to the election of Directors at the Meeting will be voted “FOR” the Nominees listed below, unless authority is withheld in the space provided on the proxy card. In the event any Nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor Nominee, if any, as the Board may recommend.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.
Notwithstanding the application of plurality voting in the election of Directors, under our majority voting standard policy adopted by the Board, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such Nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board whether to accept or reject such resignation. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose the decision and its rationale within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director will continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the Nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE
In considering candidates for the Board, the Governance Committee and the Board consider the entirety of each candidate’s credentials. Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties. The Governance Committee considers diversity in the context of the Board as a whole including gender, race, ethnicity, personal attributes, experience and background of Directors and nominees to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that each Director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and our business segments in relation to our competitors. Prior to nominating an existing Director for re-election to the Board, the Board and the Governance Committee consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the Director brings to the composition of our Board as a whole.
In selecting the current Director Nominees who serve on the Company’s Board, the Governance Committee considered each individual’s business experience set forth below and the foregoing qualifications. In addition, the Governance Committee considered each individual’s experience and knowledge of the banking and financial services industry, knowledge of and standing in key geographic markets in which we operate, experience and knowledge with the organization, business model and strategic plans related to our success, independence in judgment and regulatory standards, special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, and experience in digital technology, ESG matters, cybersecurity, real estate and commercial finance. The Governance Committee and the Board believe that each Director and nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s Shareholders.
11

The Company’s Bylaws and Governance Guidelines provide for, among other things, (i) a mandatory retirement age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued Board membership in the event of a significant change in the responsibilities or job position of a Director.
The key qualifications, skills, experience and perspective that each Director Nominee brings to the Board are included in their individual biographies. The Board firmly believes that our highly-qualified Director Nominees provide the Board with a diverse complement of specific business skills, experience and perspective necessary to ensure effective oversight. The following biographies describe the Director’s age, position with the Company, when he or she started as a Director with the Company, business experience and other public company board service for the past five (5) years, and the experience and attributes held by the Director relevant to his or her qualifications to serve on the Board:

Brian R. Ace	Director Since: 2003 Age: 68 Committees: • Compensation • Governance • Risk
Brian R. Ace was formerly the owner and President of Laceyville Hardware, a household and construction supply retail business located in Laceyville, Pennsylvania. Mr. Ace brings to the Board his business experience and an understanding of the business environment in our Northeast Pennsylvania market. Prior to joining the Company, Mr. Ace had significant bank director experience with another bank headquartered in Pennsylvania.
Mr. Ace has over 25 years of experience serving as a director of a national bank and public bank holding company and has served on the Company’s Audit, Trust & Financial Services, and Risk Committees, and chaired its Nominating and Compensation Committees in past years.
As a seasoned director, Mr. Ace is thoroughly familiar with the duties and responsibilities of public company audit, nominating and compensation committees and brings this knowledge and expertise to the Board and committees on which he serves.

Mark J. Bolus	Director Since: 2010 Age: 57 Committees: • Compensation (Chair) • Risk • Strategic/Executive • Trust & Financial Services
Mark J. Bolus is the President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a transportation company serving the Northeast, Midwest, and Mid-Atlantic regions of the United States from its headquarters in Scranton, Pennsylvania and has 30 years of management and business experience operating a freight transportation company in the Company’s market.
Mr. Bolus brings his management and business experience to the Board and provides it with insight into the economic and business environment in Upstate New York and Northeast Pennsylvania, key geographic markets for the Company. Mr. Bolus also has considerable experience in real estate matters.

Neil E. Fesette	Director Since: 2010 Age: 57 Committees: • Compensation • Governance • Risk • Strategic/Executive (Chair)
Neil E. Fesette is the President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management, located in Plattsburgh, New York, specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation. Mr. Fesette is also involved in the community and serves as a director of Champlain Valley Physicians Hospital and North Country Workforce Partnership, Inc.
Mr. Fesette has extensive expertise in the real estate market in Upstate New York and provides the Board with insights into these key geographic markets where the Company operates its financial service and banking businesses. Plattsburgh is one of the Bank’s primary regions and Mr. Fesette’s knowledge regarding its economic development and areas of opportunity is a substantial benefit to the Board. Mr. Fesette also provides the Board with corporate governance and human capital and succession planning expertise developed over the course of his service on the Board. This experience enhances his service as Chair of the Strategic/Executive Committee and as a member of the Compensation, Governance, and Risk Committees.

12

Jeffery J. Knauss	Director Since: 2021 Age: 37 Committees: • Governance • Risk
Jeffery J. Knauss is the former CEO and co-founder of Digital Hyve, a digital marketing and advertising firm located in Rochester and Syracuse, New York. Digital Hyve was named the 52nd fastest growing private company in the United States by Inc. Magazine in 2018 and remained on Inc.’s 5,000, a list of the fastest-growing privately held companies in the United States, for the following three years. Mr. Knauss is also an investor in several businesses including food service and start-ups focused on medical research, professional networking, e-commerce platforms, and mobile payment apps. He is active in the community and is a member of the Board of Directors of the SUNY Oswego Foundation and the United Way of CNY, and formerly served as a Board member of CenterState CEO and the Loretto Foundation.
Mr. Knauss has extensive experience in digital marketing and technology development and provides the Board with insights into consumer-centric marketing, digital technology development, cybersecurity, entrepreneurship and e-commerce matters. His experience and insight enhance the Board’s assessment of its technology and digital marketing strategy. Mr. Knauss serves as a liaison to the Company’s Technology Committee and as a member of the Governance and Risk Committees.

Kerrie D. MacPherson	Director Since: 2019 Age: 64 Committees: • Audit • Risk • Trust & Financial Services
Kerrie D. MacPherson was formerly a senior partner of Ernst & Young, LLP (“EY”) where she served as an auditor and in leadership roles in transaction advisory services in EY’s Toronto, Canada and New York offices, working with clients across a broad array of industries over 32 years and developing extensive experience in the financial services sector. Ms. MacPherson is a Fellow of the Chartered Professional Accountants of Ontario, the highest distinction conferred by the organization, and has also been recognized by Consulting Magazine’s Women in Leaders in Consulting and received its 2015 Excellence in Leadership Award.
Ms. MacPherson currently serves as a director of Synechron, Inc., a digital transformation consulting firm, since April 2022.
Ms. MacPherson also serves on the Board of Directors of City Harvest, a non-profit focused on feeding the hungry in New York City. She formerly Co-Chaired City Harvest’s Governance and Audit Committees and served as a member of the Executive Committee. She serves on the Dean’s Advisory Board and Global Advancement Board for the University of Toronto’s Rotman School.
Ms. MacPherson provides the Board and its Audit, Risk, and Trust & Financial Services Committees with considerable finance, mergers and acquisitions, and regulatory oversight experience acquired through her years of serving as a public accountant and advising public companies on their financial statements and mergers and acquisition strategies.
The Board has deemed Ms. MacPherson an “audit committee financial expert” as defined by SEC rules. She will assume the role as Chair of the Audit Committee effective as of the Annual Meeting.

13

John Parente	Director Since: 2010 Age: 56 Committees: • Risk • Strategic/Executive • Trust & Financial Services (Chair)
John Parente is the Chief Executive Officer of CP Media, LLC, an owner of broadcast television stations headquartered in Wilkes-Barre, Pennsylvania. Over the course of his business career, Mr. Parente has developed broad expertise by serving in various executive and management positions in a range of business ventures, including companies engaged in manufacturing, real estate, construction, banking, distribution, and media. He serves on the Board of Directors of Sordoni Construction Company, a New Jersey based construction company serving commercial clients in New Jersey and New York. Mr. Parente has developed significant banking experience through his prior involvement as a founding director of a bank located in Pennysylvania.
Mr. Parente provides the Board with significant management, business, finance, and risk management expertise and provides insights into the economic opportunities in the Northeast Pennsylvania region, which is a key geographic area for the Company. He formerly served as the Chair of the Company’s Risk Committee and Strategic/Executive Committee and as a past member of its Audit Committee and is thoroughly familiar with the challenges and risks associated with the operations of the Company and its subsidiaries.

Raymond C. Pecor, III	Director Since: 2017 Age: 54 Committees: • Compensation • Risk (Chair)
Raymond C. Pecor, III is the President of Lake Champlain Transportation Company, based in Burlington, Vermont, a key regional transportation company responsible for the ferry service for the Lake Champlain area. Mr. Pecor is active in the local community and previously served on the board of the Champlain Valley Exposition, a not-for-profit organization serving the Vermont region by promoting agriculture, education, arts and culture, commerce and entertainment activities.
Mr. Pecor has over 10 years of experience in the banking industry having served as a member of Merchants Bank’s Board of Directors from 2009 through May 2017 and a member of Merchants Bancshares, Inc. (“Merchants”) Board of Directors from 2012 through May 2017. Over the course of his tenure on Merchants’ Board of Directors, he served on its Audit, Compensation and Governance Committees, and as the Chair of its Loan Committee. Mr. Pecor has significant entrepreneurial experience developed through participation in various development projects in the Vermont and New England area.
Mr. Pecor provides the Board with business and management experience, public company experience developed through his tenure on the boards of public company financial institutions, and brings expertise with respect to commercial lending and project finance, customer service, crisis response, leadership and risk management experience, and an understanding of the Vermont market and its industries, including transportation and telecommunications.

14

Susan E. Skerritt	Director Since: 2020 Age: 68 Committees: • Audit • Compensation • Risk
Susan E. Skerritt has served as the CEO of West Walk Advisors, LLC since 2018. She previously served as a Senior Advisor with Boston Consulting Group providing treasury management services to the group’s clients from January 2021 to May 2022. She has also served as a Senior Advisor with Promontory Financial Group, a wholly owned subsidiary of IBM, providing consulting services to financial institutions on regulatory, governance, and risk management matters from February 2018 to June 2021.
Over the course of the last 35 years, she has served in various executive leadership positions, including serving as Chairwoman, Chief Executive Officer and President of Deutsche Bank Trust Company Americas, Deutsche Bank’s U.S. commercial banking entity, from 2016 to 2018. Previously at Deutsche Bank, she led the transaction banking businesses in North and South America, and also led the global correspondent banking business. Prior to Deutsche Bank, Ms. Skerritt spent seven years at Bank of New York Mellon Trust Company, N.A. where she served as an Executive Vice President, and executive member of its Board of Directors.
Ms. Skerritt’s corporate board experience includes service as an independent director on the Board of Directors of the RBC U.S. Group Holdings LLC, the intermediate holding company for Royal Bank of Canada’s U.S. operations, where she served as the Chair of its Human Resources and Corporate Governance Committee, as well as a member of its Audit and Risk Committees.
Ms. Skerritt provides the Board and its Audit and Risk Committees with considerable finance, risk management, governance, financial services, mergers and acquisitions, and regulatory oversight experience acquired through her years of senior leadership positions as an executive at prominent financial institutions. Ms. Skerrit also has experience in cybersecurity matters and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
Ms. Skerritt currently serves as a director and chair of the Audit Committee of Tanger Factory Outlet Centers, Inc. (NYSE: SKT) since 2018 and a director IG Group Holdings plc (IGG:L) since July 2021. She served as a director of VEREIT, Inc. (NYSE: VER) from February 2021 through November 2021. She has also served on the Board of Trustees of Hamilton College since 1994, and has been a Director of the Falcon Group since February 2020, where she serves as chair of its Audit and Risk Committee. She was elected as a Trustee of the Village of Saltaire in June 2022. Ms. Skerrit previously served as a Director of The Brooklyn Hospital Center from 2013 to 2022.
The Board has deemed Ms. Skerritt an “audit committee financial expert” as defined by the SEC rules. Effective as of the Annual Meeting, Ms. Skerritt will assume the role as Lead Director.

Sally A. Steele	Lead Director Director Since: 2003 Age: 67 Committee: • Governance • Risk • Strategic/Executive • Trust & Financial Services
Sally A. Steele is a retired attorney from Tunkhannock, Pennsylvania and has extensive experience in her legal practice with businesses in Northern Pennsylvania and natural gas drilling in the Marcellus Shale region of Pennsylvania and the economic impact of such activities in key markets for the Company.
Ms. Steele is a frequent presenter at BankDirector conferences sharing her expertise with top executives and board members in the financial services industry on topics including board orientation and mergers and acquisitions. Ms. Steele was included in the 2019 WomenInc.’s Most Influential Corporate Directors, a listing of women executives, influencers and achievers contributing leadership to corporate boards on S&P 1000/Mid-Cap publicly held companies.
Ms. Steele is the Board’s Lead Director and previously served as Chair of the Board from January 2017 through December 2021. She has developed extensive public company oversight experience gained from more than 30 years of service as a director of national banks and banking holding companies. Ms. Steele has also gained significant mergers and acquisition experience through her prior board service and has a thorough understanding of the evaluation of acquisition opportunities and issues related to evaluating potential transactions. Ms. Steele provides the Board with significant corporate governance and leadership expertise through her prior experience chairing the Company’s Governance Committee and Strategic/Executive Committee and having served as a member of Audit, Compensation, Risk, and Trust & Financial Services Committees.

15

Eric E. Stickels	Chair of the Board Director Since: 2015 Age: 61 Committees: • Risk
Eric E. Stickels was formerly the President of Oneida Financial Corp. (“Oneida Financial”) until 2015 and has over 35 years of experience in the banking industry previously serving in various leadership, operational and financial positions with Oneida Savings Bank and its bank holding company, Oneida Financial. He also served on the Board of Directors of Oneida Financial and Oneida Savings Bank and as a member of their Asset/Liability, Trust Investment, Compliance, Information Technology, Loan, and Marketing Committees.
Mr. Stickels has significant ties to the Mohawk Valley region of Central New York and is actively involved in the community serving on a variety of local organizations, including as the President of the Oneida Community Golf Club, a member of NYSARC, Inc.’s investment committee, and President and Director of the Cortland Funding Facilities for the Handicapped, Inc.
Mr. Stickels is Chair of the Board and provides the Board with significant knowledge and experience relating to bank operations, public companies and bank holding companies and their financial reporting obligations and risk management requirements. During the course of his tenure at Oneida Financial, he gained significant financial and risk management experience with direct supervision of the risk management programs at the institution and its financial subsidiaries. Mr. Stickels’ risk management experience has been a great asset to the Board and led to his selection as the Chair of the Stress Testing Subcommittee which existed from 2017 to 2019 as part of the Bank’s preparation for crossing the $10 billion in assets threshold.
The Board has deemed Mr. Stickels an “audit committee financial expert” as defined by the SEC rules.

Mark E. Tryniski	Director Since: 2006 Age: 62 Committee: • Risk
Mark E. Tryniski has served as the President and Chief Executive Officer (“CEO”) of the Company since 2006, and previously served the Company in the positions of Chief Operating Officer and Chief Financial Officer. Prior to joining the Company in 2003, Mr. Tryniski was a partner of PricewaterhouseCoopers LLP where he gained extensive experience in the financial service industry, manufacturing, and a broad array of business sectors.
Mr. Tryniski serves on the Board of Directors of the New York Bankers Association and Pursuit Lenders. From 2007-2022, he served as a director of CONMED Corporation (NYSE: CNMD), a medical technology public company where he formerly served as the Chairman of the Board of Directors.
The Board believes that the President and CEO should be a member of the Board. As the current President and CEO of the Company, Mr. Tryniski is familiar with all of the Company’s businesses and provides the Board with insights on all aspects of the Company’s challenges, opportunities, and operations. Based on his extensive financial and business experience and his service on another public company board, Mr. Tryniski also provides the Board with a comprehensive perspective on a broad range of business issues including finance, mergers and acquisitions, risk management, regulatory oversight, and corporate governance expertise.

16

John F. Whipple, Jr.	Director Since: 2010 Age: 67 Committees: • Audit (Chair) • Governance • Risk
John F. Whipple, Jr. is the Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York. Mr. Whipple is a certified public accountant with over 30 years of experience in advising Western New York businesses and individuals on tax planning, structuring of business transactions, financing transactions and strategic planning for businesses.
Mr. Whipple serves as the Chair of the Audit Committee and a member of the Governance and Risk Committees and provides the Board with significant management and corporate governance experience, as well as expertise with respect to corporate finance, accounting and the analysis of public company financial statements and related SEC filings.
The Board has deemed Mr. Whipple an “audit committee financial expert” as defined by the SEC rules. Effective as of the Annual Meeting, Mr. Whipple will assume the role as Chair of the Governance Committee.

RETIRING DIRECTOR
Effective as of the date of the Annual Meeting, Mr. Davis will retire from the Board as a result of the Company’s mandatory retirement policy. Mr. Davis has provided the Board with leadership as the Chair of the Governance Committee and has contributed greatly to the Board since he joined in connection with the Company’s merger with Merchants.

Jeffrey L. Davis	Director Since: 2017 Age: 70 Committees: • Audit • Governance (Chair) • Risk
Jeffrey L. Davis is President of J.L. Davis, Inc., a construction and development firm, located in Burlington, Vermont, specializing in permitting and project management services. Mr. Davis has also served as the President of Taft Corners Associates, a development firm, specializing in ownership and leasing of commercial, retail, and office space, and has extensive experience with the New England business environment.
Mr. Davis is the former President of the Champlain Valley Exposition, a not-for-profit organization serving the Vermont region by promoting agriculture, education, arts and culture, commerce and entertainment activities. He is also a trustee emeritus of the University of Vermont in Burlington, Vermont, and a former president of the Vermont Special Olympics.
He has over 25 years of experience in the banking industry having served as a member of the Board of Directors of Merchants and Merchants Bank from 1993 through May 2017. He served as Chairman of Merchants’ Board of Directors from February 2015 through May 2017. Mr. Davis also served on Merchants Bank’s Loan Committee and chaired it for 15 years. Over the course of his tenure on Merchants’ Board of Directors, he participated on its Audit, Compensation and Governance Committees.
Mr. Davis provides the Board with business and management experience, public company governance, and strategic planning experience developed through his tenure on public company boards of directors, and has credit knowledge, crisis and risk management experience, and an understanding of the economics of the New England region.

17

COMPENSATION OF DIRECTORS
The Board has a retainer-based compensation structure based on the recommendation of the Compensation Committee with input from its independent compensation consultant. The following table sets forth the annual retainer fee structure paid to the Directors for their service on the Board and the various committees on which they served in 2022, which was adjusted and effective as of September 2022 based upon market analysis performed by the Compensation Committee’s independent compensation consultant:
Position	Board	Audit Committee	Compensation Committee	Risk Committee	Governance Committee	Strategic/ Executive Committee	Trust & Financial Services Committee
Chair	$115,000	$22,500	$15,000	$15,000	$15,000	$10,000	$10,000
Member	$60,000	$10,000	$7,000	None	$7,000	$5,000	$5,000
The Company pays the travel expenses incurred by each Director in attending meetings of the Board. Any executive officer serving on the Board does not receive compensation for attending Board and committee meetings.
Consistent with aligning director compensation with the long-term interests of Shareholders, the Directors also receive a portion of their total compensation in the form of equity grants under the Company’s 2014 Long-Term Incentive Compensation Plan, as amended (the “2014 Incentive Plan”). Effective May 18, 2022, the Company adopted the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as amended (the “2022 Incentive Plan”), and future grants will be awarded under the 2022 Incentive Plan. In March 2022, the Directors received the equity component of their compensation in the form of deferred stock units. The Board believes that providing part of the Directors’ compensation in the form of an annual equity award is consistent with the Company’s overall compensation philosophy of aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and assist the Company to attract highly qualified individuals to serve on the Board.
The equity award grants reflected in the Director Compensation Table below were made under the 2014 Incentive Plan which allows for the issuance of deferred stock unit grants in an amount determined by the Compensation Committee. Directors are allowed to defer receipt of the units to a future date of up to ten years following the grant date. The value of the deferred stock units track the market value of the Company stock and are ultimately paid out in shares of the Company stock on the deferred payment date. The Director equity grants are designed to provide a reasonable component of total Director compensation that aligns Director compensation with the long-term interests of the Shareholders.
The following table summarizes the annual compensation paid to each non-employee Director for his or her service to the Board and its committees in 2022. The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.
DIRECTOR COMPENSATION
Name(1)	Fees Earned or Paid in Cash ($)	Deferred Stock Awards ($)(2)	Total ($)
Brian R. Ace	$72,500	$46,696	$119,196
Mark J. Bolus	$84,250	$46,696	$130,946
Jeffrey L. Davis	$81,250	$46,696	$127,946
Neil E. Fesette	$83,750	$46,696	$130,446
Jeffery J. Knauss	$70,500	$46,696	$117,196
Kerrie D. MacPherson	$75,000	$46,696	$121,696
John Parente	$75,000	$46,696	$121,696
Raymond C. Pecor, III	$78,250	$46,696	$124,946
Susan E. Skerritt	$77,000	$46,696	$123,696
Sally A. Steele	$75,500	$46,696	$122,196
Eric E. Stickels	$111,250	$46,696	$157,946
John F. Whipple, Jr.	$86,125	$46,696	$132,821
(1)	Mark E. Tryniski, President and CEO, does not receive any compensation for his service as a director. Mr. Tryniski’s compensation is set forth in the Summary Compensation Table.
18

(2)
The amounts in this column reflect the grant date fair value of deferred stock units computed in accordance with ASC Topic 718 for equity awards granted in 2022 pursuant to the 2014 Incentive Plan. The deferred stock unit award was made and vested on March 15, 2022. As of December 31, 2022, each Director had the following number of deferred stock units outstanding: Mr. Ace 6,151; Mr. Bolus 657; Mr. Davis 3,477; Mr. Fesette 2,768; Mr. Knauss, 657; Ms. MacPherson 2,139; Mr. Parente 657; Mr. Pecor 2,840; Ms. Skerritt 1,248; Ms. Steele 657; Mr. Stickels 2,224; and Mr. Whipple 1,248.

Directors may elect to defer all or a portion of their cash director fees pursuant to the Company’s Deferred Compensation Plan for Directors. Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of the Company’s common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five, or ten year period. The effect of the plan is to permit directors to invest deferred director fees in Company stock, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders. No earnings are deemed above-market or preferential on compensation deferred under the Deferred Compensation Plan for the Directors. Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the Company’s stock in the following amounts as of December 31, 2022: Mr. Ace 6,709 units; Mr. Davis, 65,275(1) units; Mr. Fesette 7,653 units; Mr. Pecor, 13,649(1) units; Ms. Steele 10,098 units; and Mr. Whipple 8,806 units.
(1)
Included in the units for Mr. Davis and Mr. Pecor are 59,188 and 9,011 share units, respectively, that are a result of deferred directors fees from Merchants which were converted to Company stock at the time of the merger.

19

Environmental, Social and Governance
In 2023, we are focused on continuing to build upon our strategy and initiatives with respect to Environmental, Social and Governance (“ESG”) topics. We recognize the continuing importance of these matters and will continue to align our business strategies with these goals. We understand that a thoughtful, coordinated approach to ESG will support a healthier, more sustainable future for our stakeholders including our investors, employees, communities we serve, and customers. We expect to build upon our core values as a community financial institution and our core mission of serving the financial needs of our communities. We expect our developing ESG strategy will align with the nature and scale of our business in respecting the environment and the evolution of ESG principles in our industry. In February 2023, we engaged a third-party advisory firm to assist the Company with its continued focus on its ESG strategy. Some of our specific efforts and commitments for 2022 and 2023 are summarized below.
Environmental	Social	Governance
• Migrating the Bank’s documentation process to digital processes to eliminate the use of paper as part of the Bank’s initiative to implement a digital work stream for the Bank’s key processes.
• Appointed Culture and Diversity Officer in 2022 to drive the Company’s culture and diversity initiatives and lead key aspects of our ESG strategy. The Board’s Compensation Committee is charged with supervising the Company’s human capital management program, including its diversity and inclusion policies.

• Commitment to diversity on the Board, demonstrated by the addition of three new diverse candidates in the last four years leading to the ethnic and gender diversity of 33% on our Board as of the Annual Meeting.

• Commitment to expanding digital banking products to provide convenient and efficient products to the Bank’s customers.
• Continuation of our active Culture and Diversity Council that fosters diversity and inclusion by providing a platform for an open dialogue on how to make the Company a more diverse and open workplace. Ms. MacPherson is the Board’s liaison to the Council and her participation demonstrates the Board’s commitment to the oversight of human capital management.
• Implemented a new Long-Term Incentive Compensation Plan with increased pay-for-performance alignment based on feedback from shareholder engagement.
• Responsible waste management and recycling practices including recycling of electronic equipment.
• Expanded a Company-wide employee engagement survey and program called “MyVoice.” Employee engagement is an important part of our human capital focus and this program will allow us to track our progress.
• Diverse skills represented on the Board, including risk management, technology, accounting, digital marketing, commercial and retail banking, and corporate governance experience.
• Vendor Management policy that evaluates our vendors’ alignment with our ESG strategy.	• Joined the Upstate Minority Economic Alliance as part of the Company’s Vendor Management program to increase the pool of diverse vendors.	• 11 of 12 Directors Nominees are independent and the average Director tenure of the Board Nominees is 10 years.

• Consolidation of data recovery facilities into a single private cloud solution and migrate to additional secure, cloud based solutions which will result in the reduction of energy use at such centers.

• We contributed over $2.97 million to over 860 charities and our employees volunteered over 11,500 hours to over 570 organizations in our footprint during 2022. We also launched in 2022 a special purpose credit product in Rochester, New York to allow borrowers in minority and low-to-moderate income areas to obtain residential mortgages on favorable terms and will again offer the program in 2023 in Rochester and expand to Buffalo and Syracuse, New York.
• Majority voting standard and annual election of Directors.
COMMITMENT TO OUR PEOPLE- HUMAN CAPITAL INITIATIVES
We recognize that our people are essential to our success and are committed to supporting the development and well-being of each individual in a collaborative and inclusive environment.
20

Commitment to Our Core Values. In 2022, the Company refreshed its set of core values to guide our employees and exemplify our commitment to each other, our customers, our Shareholders, and the communities we serve:
Core values by which we act:
Integrity	We do the right thing.
Excellence	We always bring our best.
Teamwork	We work together.
Humility	We respect everyone.
These core values were developed by our senior management team and are based upon the Company’s focus on people – our customers, our communities, our Shareholders and each other, and that this focus on people is the driving source of our strength and success. The Company, including senior management, consistently communicate and reinforce these values. The Company’s core values serve as the foundation that supports and drives the ESG initiatives set forth below.
Role of Our Diversity Council. We are committed to having an inclusive environment for the Company’s workforce that enhances the culture of shared identity, civility, dignity, and respect. In 2020, the Company formed a Diversity Council (now expanded in scope and renamed Culture and Diversity Council) to provide strategic direction and an employee forum for diversity and inclusion initiatives. The Council comprises 25 employees; an additional 100 employees from various business units and geographic locations serve as Ambassadors. Together they serve as representatives of our 2,900 plus employees to foster a culture of valuing diversity and inclusion through the development of ongoing Council initiatives. The Culture and Diversity Council has developed a set of initiatives to increase focus on: diversity and equity across the key areas of talent acquisition and retention; employee community service spotlights; senior leadership composition; a collaborative learning and development campaign centered on greater awareness of unconscious bias; and vendor selection development and monitoring. The Council also organizes a calendar of monthly events to celebrate and remember significant events in our country’s history, such as Martin Luther King Day, Black History Month, Pride Month, Holocaust Remembrance Day, Native American History Month, Women’s History Month, National Disability Employment Awareness Month, Autism Awareness Month, and Hispanic Heritage Month, in order to provide greater awareness and celebrate the diversity of our employees. Although sponsored by the CEO and supported by a liaison from the Board, the Council is led by employees from across the Company in order to be more responsive to the issues and concerns identified by our employees.
Appointment of Cultural and Diversity Officer. In 2022, the Company enhanced its commitment to diversity by appointing Ms. Prather as the Company’s first Culture and Diversity Officer to lead the Company’s diversity and inclusion efforts. Ms. Prather has a central role in creating, managing, and optimizing our efforts related to making the workplace a fairer, more-equitable environment for all employees. The Culture and Diversity Officer also leads and coordinates key aspects of our overall ESG strategy, including our focus on expanding our pool of potential employees to include more diverse candidates through our relationship with minority chambers of commerce and related groups, including Circa Works who supports organizations in building high performing diverse teams.
Alignment of Management Incentive Objectives with Goals. The Compensation Committee is responsible for the oversight of the Company’s human capital management, including regular review of the Company’s management resources, diversity and inclusion policies, succession planning, and talent development programs. In order to demonstrate the Board’s commitment to achieving the Company’s culture and diversity goals, the Compensation Committee, in reviewing the Company’s human capital management programs and management’s objectives for 2022, included a specific performance objective in the 2022 Management Incentive Plan tied to increasing employee engagement and cultivating a dynamic and inclusive workforce with the use of the data derived from the 2021 engagement survey as a foundation to the establishment of an engagement program in 2022. In 2023, the Company again included a performance objective in the Management Incentive Plan tied to the acceleration of manager engagement and accountability.
Commitment to Employee Engagement – “MyVoice Program”. The Company is committed to creating a top tier workplace filled with highly satisfied and engaged employees. The Company believes that open and honest communication among employees, managers and executive leadership fosters an open and collaborative work environment where everyone can participate, develop and thrive. In November 2021, the Company launched a Company-wide engagement program called “MyVoice” which was initiated with an engagement survey to gauge employee sentiment in areas such as culture, career development, manager performance and inclusivity, with 83% of the Company’s employees participating in the initial survey. The collective results from the survey highlighted that engagement, performance, and employee development are interlinked and interdependent. In 2022, the Company supported managers with tools and resources to build action plans for enhanced engagement with their teams. These
21

action plans are created at the local and department level by having frequent, meaningful conversations with individuals on their teams to identify and then take ownership of improving the workplace experience for their team. A check-in survey was launched in October 2022 and results will help measure the Company’s engagement year-over-year and will inform its next steps on the continued journey to enhance engagement and make the Company a great place to work.
Commitment to Fair Pay. The Company’s compensation philosophy includes elements that reinforce our values, rewards our colleagues and maximizes long term performance. We employ various governance tactics to ensure our colleagues are paid fairly based on the job that they hold and their performance in that role. We have made considerable investments over the last three years, including raising our starting minimum pay rates. We conduct workforce planning sessions across all our business areas to ensure market competitive pay and staff development actions that support our commitment to the development of our employees.
Commitment to Talent Management and Employee Development. The Company is committed to enabling a culture that celebrates talent sharing, career development and agility across the Company and generally posts all roles internally first before sharing them externally. The Company offers programs designed to develop each individual’s talents in an open and productive work place to develop its next generation of leaders. The Company utilizes a sophisticated Human Resources operating system which includes several features to support talent development, enhanced performance management tools, and other features that provide a more streamlined employee experience.
The Company’s Human Resources function oversees and facilitates corporate-wide in-house and external leadership and professional development programs to provide various offerings that drive efforts toward a cohesive, evolving and diverse workforce. The focus is to bring self-awareness regarding biases and to drive behavioral change to build positive working relationships. Various programs, workshops and initiatives address key elements promoting inclusion, cultural diversity, gender equality, women leadership and development, and a multi-generational workforce. The Human Resources function utilizes a dynamic online learning platform, in conjunction with in person learning, that is available to all employees at its various geographical locations to deliver interactive educational and training modules. These educational modules, which are required for all employees, include training on diversity and inclusion, awareness of biases, anti-discrimination, and compliance. In addition, the system provides a vast library of industry-specific and development courseware to promote a learning culture and development of each individual’s potential. The Company also works to continue to broaden the scope of its talent development initiatives across our widening geographically diverse footprint in order to sustain a value-driven and growth-oriented environment where employees can perform at their peak and the next generation of leaders are prepared to lead. The Company’s Human Resources function offers a variety of programs and continuing education dedicated to strengthening employee engagement, personal accountability, productivity, and emotional, physical and financial well-being. These educational programs are offered through an online wellness platform called Linked to Wellbeing and through financial planning education sessions scheduled with financial planning professionals.
COMMITMENT TO OUR COMMUNITY- ESG INITIATIVES
We continue to look for opportunities to integrate sustainability and corporate responsibility into our business practices as we develop our ESG strategy to focus on delivering community focused products and services while creating long-term sustainable value for all of our stakeholders. Set forth below are some of the environmental and social initiatives we focused on in 2022 and early 2023:
Focus on Vendor Policies and Sustainable Business Operations. The Company holds itself to a standard of integrity, professional conduct, and environmentally responsible business practices. This allows us to establish trust with our employees, customers, stakeholders, and vendors. We expect the same level of commitment and conduct of our vendors as we focus on ensuring that we are operating in a socially responsible manner. The Company has implemented a policy as part of its vendor management program to increase the pool of vendors who are minority owned or have a history of creating opportunities for minority, disadvantaged individuals or Veterans, or otherwise address the needs of underserved populations or communities. This effort is led by our new Culture and Diversity Officer. As part of this effort, the Company has joined Upstate Minority Economic Alliance, the only Minority Chamber of Commerce in the Upstate New York Region, in order to leverage partnerships to expand the pool of diverse vendors.
Our vendor management policy has provisions that appropriately respond to vendors where we identify that their practices do not align with our principles regarding operating in a socially responsible manner, including fair labor standards, acting responsibly with the security and confidentiality of our customer information, engaging in environmentally responsible business practices and acting consistently with our codes of conduct and ethical behavior.
Commitment to Helping Others. We remain committed to strengthening the communities we serve through employee volunteerism and corporate engagement and support with a focus on serving those who are underserved in the local communities where we do business. We do this through financial support, in-kind donations, community engagement,
22

and volunteer service. The Company made over $2.97 million in donations, grants and sponsorships in the Bank’s footprint of Upstate New York, Northeast Pennsylvania, Vermont and Western Massachusetts in 2022. During 2022, our employees gave generously of their time and expertise by donating over 11,500 volunteer hours. They actively participated in over 570 causes and organizations, often by serving on the boards of leading community charities and organizations and supporting these organization in other ways.
In addition to volunteerism, the Bank offers programs that supports its customers and neighbors. For example, in response to various natural disasters that impact our communities, the Bank from time to time offers disaster relief programs to assist customers with repairing property, cleaning up, and getting back on their feet.
Commitment to Community-Focused Mortgage Banking. For more than 150 years, the Bank has focused on serving the financial needs of its customers. The Bank offers several lending programs sponsored by state and federal agencies designed to encourage first time home ownership, affordable home mortgages for those in lower and moderate-income groups, and mortgages for those living in rural areas that would not be eligible for traditional mortgage products. The Bank has expanded its mortgage marketing efforts to those who live in economically disadvantaged areas. In addition, the Bank offers a “No Closing Cost” mortgage product that facilitates the ability of borrowers to attain home ownership with a product that provides for the Bank to absorb mortgage related closing costs, such as filing fees, bank legal fees, appraisal, application, and underwriting/processing fees, provided that the borrower does not prepay the mortgage within three years of the closing. In 2022, with its acquisition of Elmira, the Bank expanded its portfolio of community development lending products to offer Federal Housing Administration and Veteran Administration mortgages to create a broader pool of borrowers and help make home ownership possible for borrowers who may not qualify for traditional mortgages.
The Bank has implemented a digital mortgage pre-qualification and application program that has been utilized by 29% of new applicants. This digital program has enabled the Bank to reach a broader and potentially more diverse group of qualified borrowers.
Commitment to Underrepresented Communities and Low and Moderate Income Households. In 2022, the Bank launched a new special purpose credit product to underrepresented communities, including borrowers in minority and low-to-moderate income areas in Rochester, New York to obtain residential mortgages on favorable terms and in 2023 the Bank will again offer this program in Rochester, New York as well as similar programs in Buffalo, New York and Syracuse, New York. In addition to its own residential mortgage loan originations, the Company also funded $39.15 million of new loans to low and moderate income borrowers throughout its market area through the purchase of mortgage-backed securities designed to reinvest the Company’s monies into the market areas it serves.
Commitment to Supporting Local Businesses. The Bank’s staff of consumer and commercial lending professionals are dedicated to servicing those living in under-served markets within the Bank’s footprint with the goal of promoting financial literacy and access to financial services and products. The Bank has recently expanded its Business Banking group to offer a greater portfolio of services. Because small businesses are engines for our local economies by keeping money close to home and supporting neighborhoods and communities, the Bank also works with government agencies to offer lending programs to small businesses and agricultural loan products. The Bank has financed community development projects that help enrich and revitalize the communities where it operates, including financing for health care facilities, solar energy companies, farming operations, addiction counseling services, places of worship, ambulance companies, and community theaters. The goal of all of these efforts is to provide support and opportunities to cultivate robust communities for the Company’s customers, employees, and stakeholders. In addition, the Bank has joined the Upstate Minority Economic Alliance which will further cultivate the Bank’s relationship with minority owned small businesses and provide better access to financial services and products for such businesses.
Protecting our Customers’ Data. We are committed to providing a high level of customer care including measures to safeguard our customers’ data. The Board’s Risk Committee is responsible for the oversight of the Company’s cybersecurity program. The Company’s employees and business partners continually look for ways to provide the Company’s clients with enhanced product offerings while maintaining its cyber and information security controls to protect the Bank’s data, applications and networks. The Company has invested significant resources to address cybersecurity matters and partners with leading technology companies to identify solutions to meet the fast-evolving threat landscape. We believe it is important for all employees to have an understanding of the risks and regulations for security and cyber activities and require employees to participate in on-going training programs on this topic, including tabletop exercises, annual mandatory training sessions on cybersecurity for all employees, periodic informational notices regarding emerging threats, and periodic testing to ensure employees are reporting suspicious activities and are diligent in their efforts to avoid phishing attacks and cybersecurity breaches.
Ethical Business Practices and Balancing Business Risk. Our Code of Ethics and the Code of Conduct make clear our expectation for the conduct of our Directors, officers and employees. We ensure compliance with these Codes through
23

training and monitoring so that we can maintain our track record of business success based upon the highest level of ethics and professionalism. Our banking employees are required to complete online training and testing to verify their understanding of the legal requirements, including training on unfair, deceptive or abusive acts and practices, fair lending, and anti-money laundering.
We also carefully monitor Enterprise Risk Management areas through our risk management team with Board oversight over the various areas of our business. We encourage active engagement among the different areas within the Company responsible for our risk management oversight. Through our risk management process and oversight by various Board committees, our governance structure ensures that appropriate information gathering and monitoring is in place to oversee the Company’s risks.
Environmental Initiatives. The Company supports environmental and sustainability objectives by encouraging recycling and responsible waste management practices, and energy conservation throughout the organization. We continue to evaluate opportunities to reduce energy consumption in areas such as facilities, equipment, and operations by moving to more efficient equipment, HVAC systems, lighting and use of technology solutions to reduce our energy usage. We recycle all of our electronics through appropriate channels to ensure that harmful substances do not pollute the environment. We continue to migrate our data to additional secure, cloud based solutions which minimize the energy use at our data and disaster recovery centers.
The Company has an ongoing initiative to eliminate paper from its work streams and move to completely digital documentation in its business activities where possible. The Bank provides and encourages the use of digital banking and e-statements to its customers, has expanded the use of online platforms for account opening, lending products, communications, remote deposit capture, and various statements and notices, as well as the use of digital workflow and robotic process automation technologies in its internal operating and administrative systems. In 2022, the Bank saw an 18.5% increase in customers using its online banking platform.
The Company is committed to transitioning to fully digital processes for certain business operations, and the Bank has migrated its mortgage documentation work stream to a fully digital documentation and storage process which significantly reduced the amount of paper used by the Bank. The Bank is committed to expanding its digital documentation initiative and adding new digital platforms to preserve natural resources and streamline its business processes.
24

CORPORATE GOVERNANCE
We are committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties which are regularly reviewed by the Board.
BEST PRACTICES
The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of risk, compliance, and performance. The Governance Committee is responsible for the review and oversight of the Company’s corporate governance practices and is responsible for updating the Board on best corporate governance practices.
Independent Oversight	Long-Term Alignment with Shareholders	Strong Commitment to Excellence on the Board

Strong and engaged independent Chair of the Board. Separation of the Chair of the Board and CEO roles allows the CEO to focus on leadership and management of the Company while utilizing the independent Chair’s experience and perspective.
Annual election of Directors with focus on assessment of skills and experience, refreshment and succession planning.
Addition of three new independent Directors over the last four years to enhance the Board’s ethnic and gender diversity, expertise and skill sets. As of the 2023 Annual Shareholders Meeting, 33% of the Board will be comprised of gender or ethnically diverse Directors. The Board will continue to consider diverse candidates as it expands and refreshes the Board.

All Directors on the Board are independent Directors with the exception of the President and CEO.	Robust stock ownership guidelines for Directors and named executives.	Annual Board and Board Committee evaluations focused on improving Board and Committee performance.
All key committees (Governance, Compensation, and Audit) are fully independent.	Majority voting standard for uncontested elections of Directors provides for heightened accountability to the Company’s Shareholders.	Annual evaluation of CEO and senior management and review of succession plans.
Regular executive sessions of independent Directors. Appointment of Lead Director. Policy of regular rotation of leadership positions on Board.	Open discussions and communications with Shareholders to engage on topics.
The Company’s policies prohibit short sales, transactions in derivatives, and hedging of Company stock by Directors, executive officers and employees, and prohibits pledging of Company stock without prior written consent from the Company.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. The Board is composed of independent Directors, other than the CEO, with diverse backgrounds who bring a wealth of knowledge and business experience to the Company. The Company has significantly increased the Board’s ethnic and gender diversity and the level of identified skill sets over the last four years. We will continue to consider a diverse pool of candidates in our Director nomination process to further enhance the diversity on the Board and add appropriate skills and experience in connection with succession planning at the Board level.
From the top down, the Company is committed to fostering an effective risk management environment to serve the interests of the Company, its customers, and its Shareholders. The Board has adopted the Code of Ethics and the Code of Conduct to make clear its expectation for the conduct of our Directors, officers and employees. The Company ensures compliance with these Codes through training and monitoring so that the Company can maintain its track record of business success based upon the highest level of ethics and professionalism.
MAJORITY VOTING STANDARD POLICY
The Board has adopted a majority voting standard policy to provide Shareholders with more effective input in the direction of the Company. Under the policy, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will
25

make a recommendation to the Board that it either accept or reject such resignation based on relevant considerations. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose its decision and the rationale behind its decision within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director may continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Guidelines require the Board to be comprised of at least a majority of independent Directors. The Board has determined that 11 of the 12 Directors nominated to serve on the Board are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.
For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements. Under these standards, absent other material relationships, transactions or interests, a Director will be deemed to be independent unless, within the preceding three years: (i) the Director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the Director was a partner of or employed by the Company’s independent auditor, (iii) the Director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the Director, (iv) the Director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the Director had an immediate family member in any of the categories in (i) – (iv). In determining whether a Director is independent, the Board reviews the stated standards but also considers whether a Director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.
Based on these independence standards, the Board determined that the following individuals who served as Directors during all or part of the last fiscal year were independent Directors during such year and continue to be deemed independent by the Board: Brian R. Ace, Mark J. Bolus, Jeffrey L. Davis, Neil E. Fesette, Jeffery J. Knauss, Kerrie D. MacPherson, John Parente, Raymond C. Pecor, III, Susan E. Skerritt, Sally A. Steele, Eric E. Stickels, and John F. Whipple, Jr.
RELATED PERSONS TRANSACTIONS
Various Directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) may have loans with the Bank including business and consumer loans which are offered in the ordinary course of business by the Bank. All such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its Directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.
The Company also has a Related Party Transaction Policy, administered by the Audit Committee, which provides procedures for the review and approval of related party transactions involving the Company’s Directors, executive officers, Director Nominees, and other related persons. In deciding whether to approve such related party transactions, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company. For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $100,000 in any calendar year, and (iii) a related party has a direct or indirect material interest. Related persons include executive officers, Directors, Director Nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons has a direct or indirect material interest. The Audit Committee reviews and approves all related person transactions after its determination that such transactions are performed at market terms and consistent with the best interests of the Company.
26

BOARD LEADERSHIP STRUCTURE
The Company’s long-standing practice is to have a separation of the position of Board Chair and the Chief Executive Officer. In addition, the Company maintains a Lead Director structure to provide an additional source of independent leadership for the Board in the event the Chair of the Board is not deemed to be independent for some reason. In the event the Chair is deemed not to be an independent Director at any time, the Lead Director will preside at meetings and executive sessions of the Board.
The duties of the Lead Director include, but are not limited to, the following: (i) presiding at all meetings of the Board and at executive sessions of the Board at which the Chair is not present, (ii) serving as a liaison between the Chair and the independent Directors, (iii) authority to call meetings of the independent Directors, and (iv) serving as an independent point of contact for Shareholders wishing to communicate with the Board.
Both the Board Chair and Committee Chairs are subject to four year term rotation guidelines, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board. In addition, the Company encourages Committee Chairs and Directors to participate in continuing board education opportunities and includes educational topics as a component of Board meetings over the course of each year.
EXECUTIVE SESSIONS
Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors meet in executive sessions at the end of Board and Committee meetings as appropriate on a regular basis, without the Company’s management and non-independent Directors present, to facilitate full discussion of important matters.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Board conducts an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide Directors with an opportunity to reflect upon and improve processes and effectiveness. The Chair of the Governance Committee leads the evaluation process which includes a solicitation of Director comments on an anonymous basis and compilation of written evaluative comments to identify issues and areas of focus in a robust discussion of the Board’s performance.
Each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with its charter and the Company’s policies and procedures, as well as ways to improve committee processes and effectiveness.
NUMBER OF BOARD MEETINGS AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS
The business of the Board is conducted at regular and special meetings of the Board and its Committees. The Board held 10 regular meetings and one special meeting during the fiscal year ended December 31, 2022. During this period, each Director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.
The Company encourages all Directors to attend each Annual Meeting of Shareholders. All of the Directors attended the Company’s Annual Meeting of Shareholders held on May 18, 2022.
KEY CORPORATE GOVERNANCE DOCUMENTS
Visit the Company’s Investor Relations website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx to view the following documents:
•	Code of Ethics for Senior Executive Officers
•	Code of Ethics applicable to the Company’s Directors, executive officers and employees
•	Code of Conduct applicable to the Bank’s Directors, executive officers and employees
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Compensation Committee Charter
•	Governance Committee Charter
•	Whistleblower Policy
27

These documents are available free of charge on the Company’s website or by writing the Company at Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Board Secretary/Investor Relations to any Shareholder or interested party who requests a copy.
CURRENT COMMITTEE COMPOSITION
Among its standing committees, the Company has an Audit Committee, Compensation Committee, Governance Committee, Risk Committee, Strategic/Executive Committee, and Trust & Financial Services Committee.

Name	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust & Financial Services	Strategic/ Executive Committee
Brian R. Ace		Member	Member	Member		
Mark J. Bolus		Chair		Member	Member	Member
Jeffrey L. Davis	Member		Chair	Member		
Neil E. Fesette		Member	Member	Member		Chair
Jeffery J. Knauss			Member	Member		
Kerrie D. MacPherson	Member			Member	Member	
John Parente				Member	Chair	Member
Raymond C. Pecor, III		Member		Chair		
Susan E. Skerritt	Member	Member		Member		
Sally A. Steele			Member	Member	Member	Member
Eric E. Stickels*				Member		
Mark E. Tryniski				Member		
John F. Whipple, Jr.	Chair		Member	Member		

Member Chair *Chair of the Board

BOARD COMMITTEES
Set forth below is a description of the primary duties of the standing committees of the Board and its members as of the date of this Proxy Statement. In addition to the standing committees listed below, the Board also has a Strategic/Executive Committee that leads the Board’s annual strategic planning process and other matters designated by the Board from time to time. Mr. Fesette is the Chair of the Strategic/Executive Committee and Messrs. Bolus and Parente, and Ms. Steele are members of the Committee, all of whom are independent Directors. As part of the refreshment of leadership positions, Ms. MacPherson will be appointed Chair of the Audit Committee, Mr. Whipple will be appointed Chair of the Governance Committee, and Ms. Skerritt will be appointed Lead Director effective on the date of the Annual Meeting.
Audit Committee
Committee Members: John F. Whipple, Jr., Chair Jeffrey L. Davis Kerrie D. MacPherson Susan E. Skerritt Six regular meetings and one special meeting during 2022
• Review and oversee internal and external audits of the Company and the Bank.
• Reviews the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls.
• Selects and appoints the Company’s outside independent auditors

See the Audit Committee Report contained on page 71 of this Proxy Statement.

The Board has determined that each member of the Audit Committee is independent as defined by the NYSE rules. The Board has determined that three of the Committees members are “Audit Committee Financial Experts” as defined under SEC rules and regulations.

28

Compensation Committee
Committee Members: Mark J. Bolus, Chair Brian R. Ace Neil E. Fesette Raymond C. Pecor, III Susan E. Skerritt Four regular meetings and two special meeting during 2022
• Reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation and employee benefits matters.
• Reviews the compensation programs for employees in the aggregate, and the compensation and incentive compensation plans for executive officers.
• Reviews and monitors the Company’s objectives regarding human capital management, including oversight of talent development programs, diversity and inclusion policies, and succession planning.

See the Compensation Committee Report on page 51 and Compensation Discussions and Analysis contained on page 37 of this Proxy Statement.

The Board has determined that each member of the Compensation Committee is independent as defined by the NYSE rules.

Governance Committee
Committee Members: Jeffrey L. Davis, Chair Brian R. Ace Neil E. Fesette Jeffery J. Knauss Sally A. Steele John F. Whipple, Jr. Two regular meetings and three special meeting during 2022
• Evaluates and oversees corporate governance policies to ensure effective governance for the Board and corporate organization as a whole.
• Reviews and makes recommendations for nominees to serve as Directors on the Board and conducts new director searches to ensure selection of nominees with appropriate skills, experience, attributes, and temperament.
• Conducts annual review and evaluation of Board and Director effectiveness.

The Board has determined that each member of the Governance Committee is independent as defined by the NYSE rules.

Risk Committee
Committee Members: Raymond C. Pecor, III, Chair Entire Board Six meetings during 2022
• Monitors the quality and risk profile of the Bank’s loan portfolio and credit administration.
• Monitors the Bank’s, liquidity risk, interest rate risk, and consumer compliance program.
• Oversees the Company’s enterprise risk management functions including monitoring the Company’s and Bank’s risk profile and key risk indicators.
• Oversees the Company’s information security and cybersecurity functions.

Trust & Financial Services Committee
Members: John Parente, Chair Mark J. Bolus Kerrie D. MacPherson Sally A. Steele Four meetings during 2022
• Provides oversight with respect to the business activities of the Company’s financial service subsidiaries.
• Provides oversight in accordance with regulatory requirements for the Bank’s exercise of its fiduciary powers and trust functions.
• Oversees significant compliance matters relating to fiduciary and investment matters.

OVERSIGHT OF RISK
Our management is responsible for managing risks in our business, including development of appropriate controls and processes to assess and monitor risks. Management does not view risk in isolation, but considers risk as part of its regular consideration of business strategy and business decisions. The Board views its role as one of oversight and of responsibility for ensuring appropiate policies are in place and reinforcing the perspective that risk management should be properly integrated with our business strategies and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes and related policies, and the way in which management proactively manages
29

risks. The Board oversees and reviews various aspects of the Company’s risk management efforts, either directly or through its committees, and exercises its risk oversight function in several ways. The Board oversees risk management through the reporting of the Company’s risk management and internal audit functions, the oversight of various Board committees, and reports from management.
The Board and its committees review and approve various policies that address and mitigate material risks, including credit risks, interest rate risks, investment risks, liquidity risks, operational risks, strategic risks, reputational risks, and compliance/legal risks, among other matters. With respect to cybersecurity risk, the Risk Committee oversees the Company’s efforts to manage cybersecurity risk and senior management is responsible for the day-to-day management of cybersecurity risk, and for designing and implementing policies, processes and procedures to address and mitigate this risk. The Board also reviews and monitors enterprise risks through various reports presented by management, internal and external auditors, and regulatory examiners.
While the Board has primary responsibility for the oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly monitoring various risks in their respective areas of oversight. Each of the committee chairs updates the full Board at its regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee. The following table highlights the role of the Board and each committee in risk oversight:
Primary Responsibility for Risk Management
The Board
• Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
• Receives and reviews regular reports provided by management and others and monitors risks that have been delegated to the standing committees.
• Monitor the Company’s securities portfolio to ensure that the Company’s objectives related to diversification, asset quality, liquidity, profitability and pledging are met.
• Considers risks related to the strategy and reputation of the Company and the general industry in which it operates.

Risk Committee- consisting of the entire Board of Directors
• Committee reviews periodic reports from management, risk management personnel, and others regarding risks related to
  • regulatory compliance,
  • credit risk and lending activities and asset quality,
  • interest rate risk,
  • liquidity risk,
  • risks related to the Company’s financial subsidiaries,
  • information security and cybersecurity risk,
  • other enterprise and operational risks,
  • the Company’s corporate insurance program, and
  • emerging and other risks.

Audit Committee- consisting of entirely independent Directors
• Committee approves and reviews information related to
  •  the engagements and periodic reports of the Company’s independent auditor and internal audit department related to the Company’s financial statements and operations, and oversees development of appropriate accounting, financial and compliance controls,
  • the Company’s major financial reporting risk exposures, and
  •  the procedures and actions management has taken to monitor and control such exposures.

Compensation Committee- consisting of entirely independent Directors
• Committee reviews and considers information related to
  •  risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks and provide for appropriate alignment of interests, and
  • oversees human capital management efforts and alignment, including any related risks.

Governance Committee- consisting of entirely independent Directors
• Committee conducts annual evaluations of the effectiveness of the Board and its committees, conducts new director searches, and ensures selection of nominees to the Board with appropriate skills, experience, attributes, and temperament, and ensures appropriate corporate governance policies are in place.

30

Primary Responsibility for Risk Management
Trust & Financial Services Committee
• Committee reviews and considers information related to
  •  the Bank’s trust and wealth management businesses to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of the trust and wealth management businesses, and
  •  the Company’s financial service subsidiaries, which are significant segments of the Company’s business, to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of each financial services subsidiary’s business.

STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for senior executives of the Company which require (i) the CEO to own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the Chief Financial Officer and other Executive Vice Presidents to own shares of common stock and/or share equivalents equal to at least two times their base salary. Senior executive officers are required to retain 75% of shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. All executive officers are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Company.
The Board has also adopted stock ownership guidelines for Directors of the Company which require each Director to own shares of Company common stock and/or share equivalent units equal in value to at least five times the annual base Board member retainer within six years of becoming a Director. Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from the Director’s deferment of cash director fees under the deferred compensation plan and annual equity grants. In addition, new Directors are required to own at least $25,000 of common stock within one year of joining the Board. All Directors are in compliance, or exceed, the requirements of the stock ownership guidelines.
PROHIBITION ON SHORT SALES, HEDGING AND DERIVATIVE TRANSACTIONS
The Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”) prohibits short sales, hedging, and transactions in put options, call options, or other derivative securities in the Company’s securities for all Company personnel, including Directors, executive officers, and employees. In addition, the Insider Trading Policy also prohibits holding stock in a margin account or pledging of Company stock as collateral by Directors, executive officers, and other employees unless written pre-approval is obtained from the Compliance Officer designated in the Insider Trading Policy.
COMMUNICATION WITH DIRECTORS
Shareholders and any interested parties may communicate directly with the Board by sending correspondence to the address shown below. The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that Director. Correspondence addressed to a specific director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.
Correspondence should be addressed to:
Community Bank System, Inc.
Attention: [Board of Directors or Specific Director]
5790 Widewaters Parkway
DeWitt, New York 13214-1883
31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Brian R. Ace, Mark J. Bolus, Neil E. Fesette, Raymond C. Pecor, III, and Susan E. Skerritt served on the Compensation Committee for all or part of 2022. There were no Compensation Committee interlocks or insider (employee) participation during 2022.
CODE OF ETHICS
The Company has a Code of Ethics for its Directors, officers and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Ethics requires individuals to report illegal or unethical behavior they observe.
The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions. This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.
The text of each Code is posted on the Company’s website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx and is available in print free of charge to any Shareholder or interested party who requests it. The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.
32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 20, 2023, by
•	Each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock;
•	Each Director;
•	Each person who was a named executive officer; and
•	All of the Company’s Directors and executive officers as a group.
The percentages shown in the following table are based upon 53,925,753 shares of common stock outstanding as of March 20, 2023. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 20, 2023, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage of ownership of the person holding those options, but are not treated as if they were outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by a spouse under applicable law.
Set forth below is information about the number of shares of the Company’s common stock beneficially owned by the Directors and executive officers of the Company:
33

Name	Amount and Nature of Beneficial Ownership(a)(b)(c)	Percentage of Class
Directors(e)
Brian R. Ace	86,779(d)	*
Mark J. Bolus	122,447	*
Jeffrey L. Davis	22,374(d)	*
Neil E. Fesette	12,386(d)	*
Jeffery J. Knauss	926
Kerrie D. MacPherson	2,662	*
John Parente	82,826	*
Raymond C. Pecor, III	18,817(d)	*
Susan E. Skerritt	380	*
Sally A. Steele	67,620(d)	*
Eric E. Stickels	48,160	*
Mark E. Tryniski	321,805	60%
John F. Whipple, Jr.	27,062(d)	*
Executive Officers
Joseph E. Sutaris	30,506	*
Dimitar A. Karaivanov	18,901	*
Michael N. Abdo	15,228	*
Maureen Gillan Myer	4,334	*
Jeffrey M. Levy	9,410	*
George J. Getman (retired)(f)	104,660	*
Joseph F. Serbun (retired)(f)	46,096	*
Number of shares of Company common stock beneficially owned by all Directors, persons chosen to become Directors and executive officers of the Company as a group (20 persons)	1,028,168	1.89%
*	Represents less than .25% of the Company’s outstanding shares.
(a)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of March 20, 2023. Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or Director.

(b)
The listed amounts include shares as to which certain Directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Abdo is the beneficial owner of 539 shares held by the Company’s 401(k) Plan; Mr. Ace’s wife holds 156 shares; Mr. Bolus holds 55,282 shares jointly with his wife, 7,316 shares as Trustee of the Mark Bolus Trust, 5,343 shares as Trustee of the Austin Bolus Trust, 5,343 shares as Trustee of the Noah Bolus Trust, 5,343 shares as Trustee of the Paige Bolus Trust, 5,343 shares as Trustee of the Taylor Bolus Trust, and 857 shares are held by his children; Mr. Davis’ spouse holds 882 shares; Mr. Getman’s wife holds 895 shares and he is the beneficial owner of 7,017 shares held by the Company’s 401(k) Plan; Ms. Gillan-Myer is the beneficial owner of 798 shares held by the Company’s 401(k) Plan; Mr. Karaivanov is the beneficial owner of 290 shares held by the Company’s 401(k) Plan; Mr. Levy is the beneficial owner of 2,761 shares held by the Company’s 401(k) Plan;Mr. Pecor holds 9,027 shares in trust as trustee for trusts holding Company stock for the benefit of his niece and nephew (Mr. Pecor disclaims beneficial ownership of the shares held in these trusts); Mr. Serbun is the beneficial owner of 2,093 shares held by the Company’s 401(k) Plan; Mr. Stickels’ wife is the beneficial owner of 14,006 shares held by the Company’s 401(k) Plan; Ms. Steele holds 39,513 shares jointly with her husband and 4,585 shares are owned jointly with her brother; Mr. Sutaris is the beneficial owner of 3,919 shares held by the Company’s 401(k) Plan; and Mr. Tryniski holds 98,512 shares as the Trustee of the Phyllis Tryniski Family Trust, Mr. Tryniski’s wife is the Trustee of the Mark Tryniski Family Trust that holds 27,264 shares, and he is the beneficial owner of 27,959 shares held by the Company’s 401(k) Plan.

(c)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 20, 2023, through exercise of stock options issued by the Company: Mr. Abdo, 11,319 shares, Mr. Ace, 23,632 shares; Mr. Bolus, 7,723 shares; Mr. Fesette, 3,631 shares; Mr. Getman, 56,936 shares; Ms. Gillan-Myer. 535 shares. Mr. Karaivanov, 3,576 shares; Mr. Levy; 2,025 shares; Mr. Parente, 15,638 shares; Mr. Pecor, 1,194 shares; Mr. Serbun, 30,757 shares; Ms. Steele, 23,632 shares; Mr. Sutaris, 16,073 shares; Mr. Tryniski, 133,728 shares; and Mr. Whipple, 23,206 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(d)
In addition to the number of shares of common stock reported as beneficially owned, the following Directors have elected to defer cash director fees under the director deferred compensation plan resulting in such Directors holding at risk share equivalent units (“units”), which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of March 20, 2023: Mr. Ace, 3,398 units; Mr. Davis 58,595 units; Mr. Fesette, 7,072 units; Mr. Pecor, 14,124 units; Ms. Steele, 6,798 units; and Mr. Whipple, 8,867 units.

(e)
In addition to the number of shares of common stock reported as beneficially owned, as of March 20, 2023, each Director had the following number of deferred stock units outstanding: Mr. Ace 7,345; Mr. Bolus 1,816; Mr. Davis 4,667; Mr. Fesette 3,941; Mr. Knauss, 1,154; Ms. MacPherson 3,308; Mr. Parente 1,154; Mr. Pecor 3,989; Ms. Skerritt 2,410; Ms. Steele 1,158; Mr. Stickels 2,508; and Mr. Whipple 2,401.

(f)
For Messrs. Getman and Serbun, except for the shares held in the Company’s 401(k) Plan which are as of March 20, 2023, the shares reported are based on the number of shares owned as of the date of retirement.

34

Set forth below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of March 20, 2023.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(4)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,881,728(1)	14.62%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,654,033(2)	12.34%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,219,705(3)	9.68%
(1)
The information is based on a Schedule 13G filed with the SEC on January 26, 2023 reporting the beneficial ownership as of December 31, 2022. BlackRock, Inc. reported that it has sole voting power with respect to 7,782,918 shares and sole dispositive power with respect to all shares listed.

(2)
The information is based on a Schedule 13G filed with the SEC on February 9, 2023 reporting the beneficial ownership as of December 31, 2022. The Vanguard Group, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,564,192 shares.

(3)
The information is based on a Schedule 13G filed with the SEC on February 8, 2023 reporting the beneficial ownership as of December 31, 2022. State Street Corporation reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares.

(4)
The ownership percentages set forth in this column are based on the assumption that each of the beneficial shareholders continued to own the number of shares reflected in the table above on March 20, 2023.

35

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following provides certain business experience for the past five (5) years with respect to the Company’s current executive officers. Information concerning Mr. Tryniski, who serves as the Company’s Chief Executive Officer and President, is provided in “Proposal One- The Election of Directors” above.
Executive Officers Who Are Not Directors
Name	Age	Position with the Company
Joseph E. Sutaris	55	EVP and Chief Financial Officer
Dimitar A. Karaivanov	41	EVP and Chief Operating Officer
Michael N. Abdo	45	EVP and General Counsel
Maureen Gillan-Myer	55	EVP and Chief Human Resources Officer
Jeffrey M. Levy	61	President, Commercial Banking
Joseph E. Sutaris currently serves as EVP and CFO. From November 2017 to June 2018, Mr. Sutaris was the SVP – Finance and Accounting. From September 2016 to November 2017, he served as the Bank’s Director of Municipal Banking. From April 2011 to September 2016, he was the SVP of the Central Region of the Bank. Prior to April 2011, Mr. Sutaris was the EVP, CFO, Treasurer and Secretary of Wilber Corp. and Wilber National Bank.
Dimitar A. Karaivanov currently serves as EVP and Chief Operating Officer (“COO”) since October 1, 2022. From June 2021 to September 2022, Mr. Karaivanov served as the Company’s EVP of Financial Services and Corporate Development. Prior to joining the Company in June 2021, Mr. Karaivanov was the Managing Director of Lazard Middle Market’s Financial Institutions Group from June 2018 through June 2021. Prior to Lazard, he was the Managing Director of RBC Capital Markets’ Financial Institutions Group from April 2011 through June 2018.
Michael N. Abdo currently serves as EVP and General Counsel since July 1, 2022. From January 2020 to July 2022, he served as SVP, Senior Associate General Counsel and September 2013 through December 2020, Associate General Counsel. Prior to joining the Company in 2013, Mr. Abdo was a senior associate at the law firm of Cadwalader, Wickersham and Taft LLP in New York, New York.
Maureen Gillan-Myer joined the Company as EVP and Chief Human Resources Officer on October 1, 2021. Prior to joining the Company, she served as the Chief Human Resources Officer of HSBC US from February 2016 through September 2021 and as its Senior Vice President- Talent Acquisition from May 2009 through February 2016.
Jeffrey M. Levy was appointed President, Commercial Banking in January 2022. He served as SVP, Commercial Banking Sales Executive from June 2021 to December 2021; as SVP, Regional President of Capital Region from June 2019 to June 2021; and as SVP, Commercial Banking Team Leader from January 2018 to June 2019. Prior to joining the Bank, he served as the EVP and President of Commercial Banking at NBT Bank, N.A. from December 2006 to August 2016.
36

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee of the Board related to compensation in fiscal year 2022.
This CD&A and the Executive Compensation Tables starting on page 52 provide compensation information for our “named executives” who are identified as follows:
Name	Title
Mark E. Tryniski	President and Chief Executive Officer (“CEO”)
Joseph E. Sutaris	Executive Vice President and Chief Financial Officer (“CFO”)
Dimitar A. Karaivanov	Executive Vice President and Chief Operating Officer (“COO”)
Maureen Gillan-Myer	Executive Vice President and Chief Human Resources Officer (“CHRO”)
Jeffrey M. Levy	President, Commercial Banking
George J. Getman	Retired Executive Vice President and General Counsel(1)
Joseph F. Serbun	Retired President, Retail Banking(2)
(1)	Mr. Getman retired as EVP and General Counsel on June 30, 2022.
(2)	Mr. Serbun retired as President, Retail Banking on September 30, 2022.
EXECUTIVE SUMMARY
Financial Performance Highlights
Successful Year. The Company’s 2022 financial results were strong and we closed on our acquisition of Elmira Savings Bank in May. While net income and GAAP earnings per share were generally flat from 2021 results, we achieved new records for operating net income, operating earnings per share, total revenues, net interest income and non-interest income. We also increased our dividends for the 30th year in a row.
	2022	2021	Percentage Change
Net Interest Income	$420.6 million	$374.4 million	12.3%
Non-interest Income	$258.7 million	$246.2 million	5.1%
Total Revenues	$679.3 million	$620.6 million	9.5%
Total Non-interest Expenses	$424.3 million	$388.1 million	9.3%
Net Income	$188.1 million	$189.7 million	(0.9)%
GAAP Earnings per Share	$3.46	$3.48	(0.6)%
Operating Net Income (non-GAAP)(1)	$194.9 million	$190.3 million	2.4%
Operating Earnings per Share (non-GAAP)(1)	$3.58	$3.49	2.6%
Net Charge-Offs/ Average Loans	0.04%	0.04%	0%
Dividends Declared per Share	$1.74	$1.70	2.35%
(1)
Excludes, net of tax, acquisition expenses, acquisition-related provision for credit losses, acquisition-related contingent consideration adjustment, unrealized gain/loss on equity securities, litigation accrual expense, and gain on debt extinguishment.

37

Strong Long-Term Total Shareholder Returns. The Company has returned significant value to its Shareholders on a long-term basis. Our total annualized shareholder returns as compared to bank-specific indices and our peer group over multiple periods are set forth below:
Total Annualized Shareholder Returns(1)(2)
	1 Year	5 Years	10 Years	15 Years
Community Bank System	(13.2)%	5.8%	11.7%	11.5%
Peer Group Median(3)	3.1%	2.4%	9.4%	6.5%
S&P 600 Commercial Bank Index	(7.9)%	3.6%	10.9%	5.2%
KBW Regional Bank Index (KRX)	(6.9)%	3.5%	10.4%	5.4%
(1)	Annual equivalent through December 31, 2022, including reinvestment of dividends.
(2)	Source: Bloomberg, L.P.
(3)	See page 42 for Peer Group information.
30th Consecutive Year of Dividend Increases. Reflecting the Company’s focus on sustainable long-term returns for its Shareholders, the Company increased its quarterly cash dividend to Shareholders by 2.35%, to $0.44 per share, in July 2022, marking the 30th consecutive year of annual increases in its cash dividend.
Acquired Elmira Savings Bank. On May 13, 2022, the Bank acquired Elmira Savings Bank and enhanced the Bank’s presence in the New York Southern Tier and Finger Lakes regions, which are key markets for the Bank.
Compensation Decisions for 2022
Executive Compensation Payouts for 2022. After considering the Company’s operating performance, financial results, and achievement level of predetermined performance goals, the Compensation Committee took the following actions relating to 2022 short-term and long-term incentive compensation decisions with respect to its named executives and other key employees:
•
Below Target Payouts for Cash Awards. Annual cash incentive awards were approved at the level of 82.5% of the target amount based on achievement measured against pre-established performance goals, with individual achievements and payout ranging between 82.5% and 100%, as described on pages 44 to 46.

•	Annual Equity Award Grants. Executive long-term equity incentives consisted of stock options, restricted stock awards, and performance- based restricted stock grant.
The Company granted stock options and restricted stock awards at target levels. The time-based restricted stock is subject to a three year incremental vesting (i.e., 1/3 per year) and the stock options are subject to a five year vesting schedule (i.e., 1/5 per year) and require stock price appreciation before the stock options are exercised in order to produce any value for the named executives.
The Company granted the performance-based restricted stock at target, subject to the final satisfaction of the performance criteria. In 2022, the Committee modified the structure of the long-term equity awards to provide for an annual performance award cycle rather than a triennial award cycle which it previously used. In March 2022, the Committee established the new annual performance-based restricted stock grant to vest after the end of a three year performance period. For the performance period from 2022 through 2024, the Committee selected two performance metrics: (1) the Company’s three-year total shareholder return as compared and ranked against the group of 50 banks identified in the KBW Regional Bank Index (KRX) as of January 2022, and (2) the three-year average core return on average tangible common equity (“Core ROATCE”) measured by the Company’s percentile rank of the three-year average Core ROATCE against the KRX banks. In March 2022, the named executives received 50% of their total long-term equity grant in the form of performance-based restricted stock. The new equity program is described in more detail on page 46-48.
Pay-for-Performance Alignment. A significant portion of executive pay is in the form of performance-based pay (cash and equity) that promotes the achievement of the Company’s annual and long-term performance goals, placing significant weight on improvement in operating earnings per share (“EPS”) on a long term basis each year, and achievement of total shareholder returns above its peer group and the KRX market index. The Company believes operating EPS reflects the best measurement of its performance and progress towards continuously increasing Shareholder value.
38

Snapshot of Compensation Governance
The Company continues to implement its executive compensation program in a manner that is designed to reinforce its philosophy of aligning each named executive’s compensation with the Company’s short-term and long-term performance goals. The Company uses the following practices in order to align its compensation philosophy with practices generally considered to promote Shareholder value.
What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 62% for the CEO and 51% on average for the other named executives.
No “timing” of equity grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.

No Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest, provides the Committee with expert executive compensation advice on executive compensation matters, including the structure of the new performance equity awards and the adoption of the 2022 Long-Term Equity Incentive Plan.
No Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.	No tax gross-ups. We do not provide our named executives with tax gross-ups in any of our compensation plans or agreements.

Executives Subject to a Robust Clawback Policy. Our named executives are subject to our incentive compensation recoupment policy (“clawback”) in the event of financial restatements and/or violations of law or Company policy as provided in the clawback policy. The NYSE has proposed new requirements for listed companies and the Company will revise its policy to comply with the requirements once the final rule is issued.

No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” in order for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Capped Incentives. Annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP, ranging from 0% to 162.5% based on the threshold, target, and maximum achievement levels.
No Significant Perquisites. Our named executives are entitled to only limited perquisites.
As part of its oversight, the Compensation Committee considers the results of the Shareholders’ annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held in May 2022, approximately 96.9% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the Company’s executive compensation program. The Committee believes that these voting results reflect strong Shareholder support for the Company’s current compensation practices.
The Committee will continue to oversee the executive compensation programs consistent with the objectives set forth herein and consider the outcome of the Company’s future say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for the named executives.
39

OUR COMPENSATION PHILOSOPHY
The Compensation Committee reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the named executives. The Company is focused on rewarding long-term sustained performance. We strive to consistently maintain strong financial performance while balancing a relatively conservative risk profile to deliver financial returns to our Shareholders. In administering compensation policies and practices, the Committee seeks to achieve the following compensation objectives:
Our Compensation Objectives include:
Linking the named executives’ compensation program with the Company’s performance to ensure that a significant portion of their total compensation is variable and tied to the Company’s performance.
Aligning the named executives’ interests with those of the Company’s Shareholders.
Attracting and retaining talented leadership to sustain competitive advantage.
Providing a framework that encourages strong financial results and positive shareholder returns consistent with our risk profile.
The Committee achieves these objectives by using a combination of base salary, incentive-based cash awards, and equity award components. Compensation consists of the following four elements:
•
Base Salary. The Company targets base salaries to be market competitive and compares its NEOs base salaries with the median for corresponding executives in the Peer Group selected by our independent compensation consultant and affirmed by the Committee. The named executives’ base salaries are the foundation for other pay programs to the extent they are expressed as percentages of base salary and as a result, the Committee carefully considers the appropriate base salary amounts to ensure proper pay mix and positioning.

•
Annual Cash Incentive Pursuant to the Management Incentive Plan (“MIP”). The Company’s annual cash incentive program is a variable, at-risk component of the named executives’ compensation that is directly tied to the achievement of specific performance metrics and strategic goals. The Committee establishes pre-determined goals and achievement levels each year, which are approved by the Board, with the goal of focusing the efforts of the named executives and management on objectives which will drive the growth and sustainability of the organization. The Compensation Committee may exercise its discretion to increase or decrease in payout amounts in certain situations, as appropriate, including based on exceptional performance.

•
Equity-Based Long-term Incentives. The Committee uses a combination of time-based restricted stock, performance-based equity awards, and stock options. Each year, the program provides grants of performance-based restricted stock awards that have a three-year performance period, stock options that vest over five years, and time-based restricted stock that vests over three years. The Committee believes this approach provides a meaningful portion of awards at risk based on performance. In addition, equity based compensation also aligns the interests of the named executives with the interests of the Company’s Shareholders and helps retain a high-performing executive team over the longer term through the use of vesting schedules that generally require continuous service over a three to five-year vesting period.

•
Benefits. The Company offers to the NEOs its standard benefits, nonqualified retirement savings and benefit opportunities, and certain perquisites common to other public company executive management teams.

The Company’s ability to attract and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders. The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters:
•	Total target compensation is intended to be competitive with the market median (derived from the custom Peer Group and supplemented by industry survey data as needed).
•
When the Company’s performance exceeds its performance goals and the performance of the KRX market index, the Company’s total compensation program is designed to reward executives with pay above their target level. Similarly, if the Company’s performance does not meet its goals or falls below the KRX market index, the Company’s compensation is designed to pay below that target level.

40

To support this pay-performance alignment, a significant amount of the Company’s named executives’ total compensation is variable and incentive based, and tied to the achievement of Company performance goals and long-term Shareholder value. The Company believes pay-performance alignment should be evaluated over a multiple year period since much of its pay is related to longer-term performance results.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANTS AND EXECUTIVE OFFICERS
The Compensation Committee is responsible for overisight of the Company’s human capital, including the development, oversight and administration of the Company’s compensation and benefit programs. The Compensation Committee currently consists of five members of the Board, each of whom is an independent, non-employee Director. In carrying out its duties, the Committee reviews and approves the Company’s goals and objectives with respect to the CEO and other named executives and seeks to align compensation with the Company’s business objectives and performance. The Compensation Committee also evaluates the performance of the CEO and the other named executives in light of such goals and objectives and determines compensation levels based on such evaluation. The Committee also oversees the administration of broad-based compensation plans for the Company and its subsidiary entities, the review of succession planning for key positions in the Company, talent development programs, diversity and inclusion policies, and the review and approval of executive level employment agreements.
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation consultant with respect to executive and Board compensation. Meridian’s work has included a review and refreshment of the Company’s Peer Group and a comprehensive assessment of the Company’s executive compensation programs and pay levels for the named executives compared to the market, including advice and counsel related to market trends and best practices regarding the structure and governance of our executive compensation programs. The Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent advisor to the Committee. Meridian provided no services to the Company or its management other than services related to the Company’s compensation programs.
Although the Compensation Committee makes independent determinations on all matters related to the compensation of the named executives utilizing executive sessions without management present, certain members of management are requested to attend and provide input to the Committee throughout the year. The Compensation Committee receives input from Company management, including the CEO, CFO, Chief Human Resources Officer, General Counsel and others as needed to ensure that it has the information and perspective needed to carry out its duties.
41

PEER GROUP AND BENCHMARKING
Benchmarking Process
Understanding the industry’s landscape is an essential element of establishing the Company’s program targets and making compensation decisions. The Company regularly reviews competitive market data and compares executive pay and performance to market norms to ensure alignment. It has been the Committee’s practice to benchmark the named executives’ compensation against a refreshed peer group and market data periodically. In 2020, the Compensation Committee engaged Meridian to update the Peer Group to reflect the Company’s growth and changes in the banking landscape. The Committee targets total compensation to be competitive with the median for corresponding executives within its peer group. The Compensation Committee uses the updated peer group information, as well as additional market data, to make determinations regarding the base salaries and other elements of compensation for the named executives. In addition, to recognize recent labor market conditions, the Compensation Committee requested Meridian to conduct the benchmarking study in 2022 and used the information to make mid-year base salary adjustments for certain executives and 2023 pay decisions.
Peer Group Reviews
In 2020, Meridian provided a peer group review and analysis to reflect changes in the Company and industry peers. The objective selection criteria for determining the peer group included commercial banks of similar size, geography and business model with a goal to position the Company at the median for asset size and revenue. The following peer group, along with other market data, was used to conduct benchmarking and assess our executive compensation program for 2022.
Peer Group used for 2021-2022 Compensation Decisions
Atlantic Union Bankshares Corporation	Berkshire Hills Bancorp Inc.	Customers Bancorp, Inc.
First Busey Corp.	First Commonwealth Financial Corporation	First Financial Bancorp.
First Merchants Corporation	First Midwest Bancorp, Inc.	Fulton Financial Corporation
Independent Bank Corp.	NBT Bancorp, Inc.	Old National Bancorp
Park National Corporation	Sandy Springs Bancorp, Inc.	S&T Bancorp, Inc.
United Bankshares, Inc.	WesBanco, Inc.	Webster Financial Corp.
In July 2022, Meridian provided an updated peer group analysis to reflect changes in the market since the 2020 study based upon the same selection criteria (commercial banks of similar size, geography and business model). This resulted in minor adjustments in the peer group with the removal of peer companies who had been acquired or no longer fit the peer group criteria and the addition of peer companies that fit the criteria. Meridian used this updated peer group to compare the Company’s target pay program, which is for base salary, incentive and total direct compensation, to the market and provide a reference for discussing potential pay decisions and changes to the current compensation structure.
The Committee adopted the following peer group presented by Meridian (the “2022 Peer Group”) to conduct benchmarking and assess our executive compensation program for raises made to named executives in the second half of 2022 and for 2023 compensation decisions:
Updated Peer Group used for 2022-2023 Compensation Decisions
Atlantic Union Bankshares Corporation	Berkshire Hills Bancorp Inc.	Eastern Bankshares, Inc.
First Busey Corp.	First Commonwealth Financial Corporation	First Financial Bancorp.
First Merchants Corporation	F.N.B. Corporation	Fulton Financial Corporation
Independent Bank Corp.	NBT Bancorp, Inc.	Northwest Bancshares, Inc.
Old National Bancorp	Park National Corporation	Provident Financial Services, Inc.
Sandy Springs Bancorp, Inc.	United Bankshares, Inc.	WesBanco, Inc.
WSFS Financial Corporation
Industry comparisons are only one element of the Compensation Committee’s holistic review of our executive compensation programs. As described above, although the Compensation Committee views market data as an essential element in its compensation determination process, it believes that market data should be used in conjunction with the Compensation Committee’s overall review and analysis of the Company’s and its named executives’ performance as well as the Company’s business and retention needs in making compensation decisions.
42

2022 COMPENSATION PROGRAM AND PAY DECISIONS
The compensation program for senior executives is built around our pay-for-performance philosophy. The Company’s compensation program consists of three primary elements:
•	base salary;
•	annual cash incentive pursuant to the MIP; and
•	equity-based and long-term performance incentives.
These compensation elements and 2022 pay decisions are described in more detail below.
Base Salary
The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each individual named executive. The Compensation Committee reviews the base salaries of our named executives annually to determine whether any adjustments are advisable based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Base salaries are generally intended to be competitive with the median for corresponding executives in the Peer Group. The Committee recognizes that base salaries are the foundation for many other pay programs to the extent they are expressed as percentages of base salary (e.g., the target cash incentive under the MIP is a percentage of the executive’s base salary). As a result, the Committee carefully considers the appropriate base salary amounts to ensure a proper pay mix and positioning.
In December 2021, the Compensation Committee approved a 3% base salary increase for the named executives. The Compensation Committee made mid-year adjustments for three named executives based upon promotions, retirements, and the results of the updated analysis of the 2022 Peer Group as follows:
Name	2021 Base Salary	% Increase	2022 Base Salary
Mark E. Tryniski	$861,492	3.0%	$887,337
Joseph E. Sutaris(1)	$408,000	12.75%	$460,000
Dimitar A. Karaivanov(2)	$480,000	9.38%	$525,000
Maureen Gillan-Myer	$375,000	3.0%	$386,250
Jeffrey M. Levy(3)	$275,000	27.3%	$350,000
George J. Getman (4)	$441,456	3.0%	$454,700
Joseph F. Serbun (5)	$408,000	3.0%	$420,240
(1)
In August 2022, Mr. Sutaris received a salary increase from $424,240 to $460,000. This base increase of $39,760 was made after a review of Mr. Sutaris’ compensation in relation to the median base salary for chief financial officers as reflected in the 2022 Peer Group.

(2)	On October 1, 2022, Mr. Karaivanov was promoted to EVP and Chief Operating Officer and his annual base salary was increased from $494,400 to $525,000.
(3)	On January 1, 2022, Mr. Levy was promoted to President, Commercial Banking. In connection with his promotion and his expanded role, his salary was increased from $275,000 to $350,000.
(4)
On June 30, 2022, Mr. Getman retired as EVP and General Counsel. He continued with the Company in the role as Senior Counsel until January 2, 2023 and his salary was reduced to an annualized rate of $230,000.

(5)	On September 30 2022, Mr. Serbun retired. The terms of his retirement are set forth in the description of his Retirement Agreement, dated August 24, 2022, as more fully described on page 61.
In December 2022, the Compensation Committee approved base salary increases in the amount of 3.3% for all remaining named executives (and one market adjustment for Mr. Levy). Their salaries for 2023 are as follows:
Name	2022 Base Salary	% Increase	Current Base Salary
Mark E. Tryniski	$887,337	3.3%	$916,619
Joseph E. Sutaris	$460,000	3.3%	$475,180
Dimitar A. Karaivanov	$525,000	3.3%	$542,325
Maureen Gillan-Myer	$386,250	3.3%	$398,996
Jeffrey M. Levy(1)	$350,000	14.3%	$400,000
(1)
Mr. Levy received a salary increase from $350,000 to $400,000 after a review of Mr. Levy’s compensation in relation to the median base salary for chief commercial banking officers as reflected in the 2022 benchmarking study.

43

Annual Incentive Payments under the Management Incentive Plan (“MIP”)
Annual incentives under the MIP are designed to be awarded upon the satisfaction of performance-based achievements relative to specified, pre-determined Company performance goals. The goals are intended to focus management’s attention on strategic and tactical priorities in the operation of the Company.
Each of our named executives is assigned a target incentive opportunity under the MIP defined as a percentage of base salary. The Compensation Committee periodically reviews target incentives to ensure that they remain appropriate based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. The target amounts remained unchanged from fiscal 2021, except for Mr. Levy whose target percentage increased from 25% to 40% in recognition of his promotion. Each named executive’s fiscal 2022 target incentive percentage is set forth in the table below:
Name	2022 Target Incentive (as percentage of Current Base Salary)
Mark E. Tryniski	70%
Joseph E. Sutaris	50%
Dimitar A. Karaivanov	55%
Maureen Gillan-Myer	50%
Jeffrey M. Levy	40%
George J. Getman	40%
Joseph F. Serbun	50%
44

At the beginning of each fiscal year, the Compensation Committee establishes annual corporate performance goals to be used in determining awards based on achievement levels. Corporate goals are proposed by the CEO, reviewed and approved by the Committee, and also approved by the Board. The Committee considers and assigns a relative weight to each goal to appropriately focus efforts on corporate goals that are intended to enhance Shareholder value. The Company’s corporate goals under the 2022 MIP are summarized in the table below, including each goal’s (i) weight, (ii) threshold, target, and maximum levels of achievement, (iii) achievement level in 2022, and (iv) weighted attainment percentage based on 2022 performance. The final weighted achievement level, if any, determined by the Compensation Committee is identified by check mark in the Payout Level column.
Achievement Levels
Goal	Weight	Performance Level	Performance Goal	Payout Level	Actual Achievement in 2022	Weighted Attainment Percentage in 2022
Operating EPS Growth(1)	25%	Threshold	1%	50%	2.6%	12.5%
		Target	3%	100%
		Maximum	> 6%	200%
Operating Efficiency Ratio(2)	10%	Threshold	64%	50%	59.6%	15%
		Target	62%	100%
		Maximum	< 60%	150%
Retail Banking Objectives(3)	15%	Threshold	Achievement of 2 Objectives	50%	Three Objectives Attained	15%
		Target	Achievement of 3 Objectives	100%
		Maximum	Achievement of 4 Objectives	150%
Strategic Objectives(4)	10%	Threshold	Achievement of 3 Objectives	50%	Four Objectives Attained	10%
		Target	Achievement of 4 Objectives	100%
		Maximum	Achievement of 5 Objectives	150%
Commercial Banking Growth	15%	Threshold	Increase commercial deposit and deposit sweep by 3.0%	50%	One objective achieved: Commercial loan balances increased 14.7%	15%
		Target	Increase commercial loan balance by 3.0%	100%
		Maximum	Achievement of both objectives	150%
Net Charge-Off Ratio(5)	10%	Threshold	0.35%	50%	0.04%	15%
		Target	0.25%	100%
		Maximum	< 0.15%	150%
Growth in Pre-Tax Operating Earnings of Financial Services Business(6)	15%	Threshold	2%	50%	(8.25%)	0%
		Target	4%	100%			82.5%
		Maximum	> 8%	150%			82.5%
Total Weighted Attainment Percentage						82.5%
(1)	Operating EPS Growth means the increase in 2022 operating earnings per share over 2021 operating earnings per share (expressed as a percentage).
(2)
Operating Efficiency Ratio as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Committee selected the same maximum, target and threshold achievement levels for the operating efficiency ratio for 2022 MIP, even though the Company’s operating efficiency ratio for 2021 was 60.2%, because operating at the selected maximum level of efficiency is considered a stretch goal for the Company to achieve year-over-year. The Committee believes that lowering the maximum level to an amount less than 60% could encourage the named executives to make decisions that exceed the Company’s risk tolerance levels.

(3)
Retail Banking Objectives for fiscal 2022 included (i) total Individual, Partnership, Corporation (“IPC”) deposit and deposit sweep growth of 3%, (ii) increase in mortgage and home equity balances of at least 3%, (iii) consumer installment growth of at least 3%, and (iv) year-over-year growth in banking-related non-interest income of at least 3%. The Committee considered the lower and negative population growth rates of the markets where we operate in setting appropriate achievement levels based on its determination of an appropriate target level goal. Actual achievement was as follows: (a) total IPC deposit and sweep growth goal was 0.7%, (b) increase in mortgage and home equity balance goal was 6.3%, (c) consumer installment growth goal was 26.6%, and (d) year-over-year increase in non-interest income growth was 11.2%.

(4)
Strategic Objectives for fiscal 2022 included five objectives related to implementation of certain retail objectives, satisfactory integration in connection with the Elmira acquisition, execution of commercial efficiency and business model project, and actions related to the 2021 employee engagement survey. Four out of the five objectives were attained.

(5)
Net Charge-Off Ratio as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Committee set the maximum achievement level to less than 0.15% for 2022, the same level that was established for the 2021 MIP. The Company’s actual net charge-off ratio for 2021 was 0.04%, but 0.15% was set as the 2022 goal because achieving net charge-offs of less than 0.15% was determined by the Committee to be an appropriate measurement of a well-managed lending portfolio under industry standards that appropriately balances loan portfolio growth objectives and the underlying risks. The Committee does not believe that setting the maximum level at a lower amount would be an appropriate stretch goal based on industry standards and the Committee’s balancing of the Company’s risk tolerance and loan growth objectives.

(6)
Growth in Pre-Tax Operating Earnings of Financial Services Business is measured as the year-over-year increase in pre-tax operating earnings of the Company’s Employee Benefits and All Other segments (expressed as a percentage).

45

The weighted attainment percentage for each corporate goal as shown in the table above is calculated by the following formula:
Weight	X	Percentage Achieved	=	Weighted Attainment Percentage
The weighted attainment percentages for each corporate goal are summed to yield a “Total Weighted Attainment Percentage,” which was 82.5% for fiscal 2022 as shown in the table above. If the Company were to achieve target for all of the established goals, the Total Weighted Attainment Percentage would be 100%. The maximum possible total weighted attainment percentage in fiscal 2022, if all corporate goals had been achieved at the “maximum” level, was 162.5%. Performance is not interpolated for achievement between the threshold and target or target and maximum levels described above. For the 2022 MIP payments, which are paid in 2023, each named executive is eligible to receive a payout equal to the 82.5% Total Weighted Attainment Percentage multiplied by their target incentive amount with the adjustments noted and set forth in the following table:
Name	Current Base Salary	Total Weighted Attainment Percentage	2022 Target Incentive (as percentage of Base Salary)	2022 Actual Incentive (as percentage of Current Base Salary)	2022 Management Incentive Plan Payment(1)
Mark E. Tryniski	$916,619	82.5%	70%	57.7%	$529,347
Joseph E. Sutaris	$475,180	82.5%	50%	41.3%	$196,012
Dimitar A. Karaivanov	$542,325	82.5%	55%	45.4%	$246,080
Maureen Gillan-Myer	$398,996	82.5%	50%	41.3%	$164,586
Jeffrey M. Levy(2)	$400,000	100%	40%	40.0%	$160,000
George J. Getman	$454,700(3)	82.5%	40%	33.0%	$150,051
Joseph F. Serbun	$420,240(3)	100%(4)	50%	50.0%	$210,120(4)
(1)
These amounts are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below. Unless otherwise noted, the incentive payments were calculated using the NEO’s salary as of January 1, 2023.

(2)
Mr. Levy’s Total Weighted Attainment Percentage was increased to 100% (target level) by the Compensation Committee resulting in an increased payout of $28,000 in recognition of his leadership of the Commercial Banking Division, which delivered a 14.7% increase in business lending in 2022 significantly exceeding the target performance objectives.

(3)
Messrs. Getman’s and Serbun’s base salaries for 2022 prior to their retirement, the year in which they retired as executive officers. Their payments were determined in accordance with their Retirement Agreements, as described on page 61.

(4)	The amount of this payment was determined in accordance with Mr. Serbun’s Employment Agreement and was documented in the Retirement Agreement entered into with Mr. Serbun.
Equity-Based and Other Long-Term Incentive Compensation
The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant percentage of executive compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company’s stock and other indicators that reflect improvements in business fundamentals. Accordingly, in determining total compensation levels, the Compensation Committee includes annual grants of equity-based awards to the named executives and other key employees which are designed to align with long-term performance. In 2022, all equity grants were awarded under the 2014 Incentive Plan. Effective May 18, 2022, the Company adopted the 2022 Incentive Plan, and future grants will be awarded under the 2022 Incentive Plan.
In 2022, the Committee redesigned the performance-based equity grant so that this component will be granted each year along with the stock options and time-based restricted stock; previously performance-based equity was granted every three years. Starting in March 2022, and in response to Shareholder feedback, the annual equity grants were structured to be comprised of (i) 50% performance-based restricted stock, (ii) 25% stock options, and (iii) 25% time-based restricted stock grants, so that 75% of the annual equity awards were performance-based awards dependent the Company’s performance:
46

Three components of our long-term equity awards are described as follows:
1.
Performance-Based Restricted Stock Grant- 50% of Annual Equity Grant. The Committee has established a new annual performance-based restricted stock grant that will be measured at the end of a three year performance period. For the performance period from 2022 through 2024, the Committee has selected two performance metrics: (1) the Company’s three-year total shareholder return as compared and ranked against the group of 50 peer banks identified in the KBW Regional Bank Index (KRX) as of January 2022, and (2) the three-year average core return on average tangible common equity (“Core ROATCE”) measured by the Company’s percentile rank of the three-year average Core ROATCE against the KRX peer banks. In March 2022, the named executives received 50% of their total long-term equity grant in the form of performance-based restricted stock.

2.
Stock Option Grants- 25% of Annual Equity Grant. The Committee believes that the grant of stock options, which vest over a five year period, is an essential element of the executive compensation program because the options only have value if the price of our common stock appreciates in value after the grant date, are inherently performance-based, while being less sensitive to short-term market swings than performance-based restricted stock, which may vest or be forfeited (resulting in widely divergent outcomes for the named executives) depending on short-lived fluctuations in market prices. In March 2022, the named executives received 25% of their total long-term equity grant in the form of stock options.

3.
Restricted Stock Grant- 25% of Annual Equity Grant. The Committee believes that granting time vested restricted stock aligns the value of grants with future performance (stock price and predefined performance goals), encourages stock ownership, provides retention incentives for the Company’s top talent by having a three-year vesting period, and aligns executives with Shareholder interest. In March 2022, the named executives received 25% of their total long-term equity grant in the form of time-based restricted stock.

The 2022 financial metrics for the performance-based equity component were chosen to align with the Company’s strategic plan as approved by the Board and be key drivers of Shareholder value. We use core results to more accurately measure management’s performance against our operating plan. Core results adjust our actual results for nonrecurring revenue and expense items including certain nonrecurring charges primarily related to our acquisition-related activities. Below are the performance measures and threshold, target and maximum achievement levels for the 2022-2024 performance cycle for the performance grants:
Performance Measures	Weight	Threshold	Target	Maximum
Three-year TSR Rank – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Three-year Core ROATCE – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Payout Range (% of Target)	100%	50%	100%	200%
Corporate performance results between threshold and target and between target and maximum are calculated on a straight-line interpolation basis. Incentive awards are calculated based on actual performance. The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals separately. When TSR is negative, the payout cannot exceed 100% of target for the entire performance-based equity grant regardless of the actual performance results. In 2023, the Committee decided to use the same metrics for the performance period from 2023 through 2025.
47

The Compensation Committee sets target award opportunities for equity grants that are designed to be competitive with the market and consistent with the named executive’s position. The table below provides the annual target equity award opportunities for each of the named executives in 2022:
Name	2022 Target Equity Grant (as percentage of Base Salary)
Mark E. Tryniski	90%
Joseph E. Sutaris	60%
Dimitar A. Karaivanov	90%
Maureen Gillan-Myer	50%
Jeffrey M. Levy	40%
George J. Getman	55%
Joseph F. Serbun	50%
In December 2022, the Compensation Committee decided to increase the target opportunities for certain named executives in order to align executives closer to the median pay compared to market. The following increases were determined after the Committee’s review of the market data provided by Meridian to align compensation with the median pay for similar executives:
Name	2022 Target Equity Grant (as percentage of Base Salary)	2023 Target Equity Grant (as percentage of Base Salary)
Mark E. Tryniski	90%	105%
Joseph E. Sutaris	60%	70%
Dimitar A. Karaivanov	90%	90%
Maureen Gillan-Myer	50%	60%
Jeffrey M. Levy	40%	60%
Please see the Summary Compensation Table and the Grants of Plan-Based Awards Table presented on pages 52 to 54 and the accompanying narrative disclosure for more information regarding the stock options, performance-based restricted stock, and time-vested restricted stock received by each of the named executives in connection with the annual equity awards.
Retirement and Other Benefits
Pension Plan and 401(k) Plan Benefits. The Company provides retirement benefits through a combination of the tax-qualified Community Bank System, Inc. Pension Plan (the “Pension Plan”) and a 401(k) plan for most of its regular employees, including the named executives. The Pension Plan is more fully described under the section entitled “Retirement Plan Benefits” starting on page 56. The Pension Plan is available to all of the Company’s employees after one year of service. The 401(k) Employee Stock Ownership Plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code. The Company provided a matching contribution (in Company common stock) up to 4.5 percent of the contributing participant’s salary in 2022 subject to various limits imposed by the Internal Revenue Service (“IRS”).
Certain named executives are also covered by an individual supplemental retirement agreement that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations. The Company’s supplemental retirement agreements are described under the section entitled “Retirement Plan Benefits.”
The Company offers the named executives and certain other senior level executives the ability to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc. (the “Deferred Compensation Plan”). The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.” The Company does not make contributions to the Deferred Compensation Plan for participants in the plan.
Effective June 1, 2018, the Board adopted the Community Bank System, Inc. Restoration Plan (the “Restoration Plan”). The Restoration Plan is an unfunded, non-qualified deferred compensation plan which covers named executives who are not covered by a supplemental retirement plan agreement, including Messrs. Sutaris, Karaivanov, Levy and Serbun and
48

Ms. Gillan-Myer. Messrs. Tryniski and Getman are not covered by the Restoration Plan because they have separate supplemental retirement agreements. The Restoration Plan is designed to provide credits that cannot be provided to eligible executives under the Pension Plan and 401(k) Plan as a result of the Internal Revenue Code limit on annual compensation that may be taken into account under those plans. The compensation limit in effect in 2022 was $305,000. A participant’s benefit in the Restoration Plan is expressed as an individual (bookkeeping) account balance that is increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance is credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Other Benefits. Although other personal benefits are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of benefits for the purpose of supporting those executives in their business functions. The Company provides the following benefits to the named executives, as quantified in the Summary Compensation Table:
•
local club memberships to enable named executives to interact and foster business relationships with customers and the local business and community leaders. Memberships do not exceed $11,400 for each named executive;

•
a housing allowance, car allowance or use of a Company-owned vehicle for those named executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border and throughout Vermont and into Western Massachusetts; and

•	group term life insurance coverage in excess of limits generally available to employees.
Please see the Summary Compensation Table and accompanying narrative disclosures presented on pages 52 to 53 for more information on personal benefits the Company provides to the named executives.
MISCELLANEOUS COMPENSATION PRACTICES
Tax Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to “covered employees,” which, for taxable years after December 31, 2017, includes a company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers, and anyone who is (or was) a covered employee for any taxable year beginning after December 31, 2016. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, this limitation did not apply to compensation that was considered “qualified performance-based compensation” under the rules of Section 162(m); however, the Tax Cuts and Jobs Act eliminated that exception and, as a result, compensation paid to our covered employees in excess of $1 million per year will generally not be deductible. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be only one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.
Compensation Recovery
Currently, the Company has a clawback policy that provides for the recoupment of incentive-based compensation received by an executive. Under this policy, if such executive has (i) engaged in fraud or intentional misconduct that caused or otherwise contributed to the need for a material restatement to the Company’s financial results, or (ii) engaged in intentional misconduct, fraud or knowingly violated any law, regulation or Company policy in connection with his or her employment that results in significant reputational or financial harm to the Company, then the Board will determine the impact of the restatement or the legal regulatory or compliance violation and will seek an appropriate recoupment of incentive-based compensation received by such executive. Any recoupment under the clawback policy will be in addition to any other disciplinary action the Board may determine, including the termination of employment.
The SEC has adopted new rules that require stock markets to adopt new clawback policy rules for listed companies to adopt. On February 22, 2023, the NYSE released its proposed rules that implements the SEC’s clawback rule mandated by the Dodd-Frank Act. The Company will analyze the new rules and amend its current clawback policy to comply with such rules once finalized.
Stock Ownership Guidelines
Our stock ownership guidelines for senior executives of the Company require (i) the CEO to own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the Chief Financial Officer and other Executive Vice Presidents to own shares of common stock and/or share equivalents equal to at least two
49

times their base salary. These senior executive officers are required to retain 75% of the shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. As of March 20, 2023, all senior executive officers are in compliance with, or exceed, the requirements of the stock ownership guidelines established by the Board.
Policy Regarding Derivatives, Pledging and Hedging
The Company has adopted a policy that prohibits all of its Directors and employees, including the named executives, from engaging in short sale transactions, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock. Named executives are prohibited from pledging shares on margin without the prior written consent of the Compliance Officer designated in the Insider Trading Policy.
50

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon its review and discussion with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Mark J. Bolus, Chair
Brian R. Ace
Neil E. Fesette
Raymond C. Pecor, III
Susan E. Skerritt
51

EXECUTIVE COMPENSATION DISCLOSURE TABLES
The following table summarizes the compensation of the named executives for the fiscal years ended December 31, 2022, 2021, and 2020. For 2022, the named executives are the Company’s CEO, CFO, and the five other most highly compensated executive officers ranked by their total compensation in the table below. Effective June 30, 2022, Mr. Getman retired as the Company’s EVP and General Counsel and effective September 30, 2022, Mr. Serbun retired as the Company’s President of Retail Banking. The material terms of the employment agreements with the named executives are set forth under the section entitled “Employment Agreements.” In the table below, the “Adjusted SEC Total” is a column that is not required by the SEC’s requirements; however, the Compensation Committee believes it is a more accurate depiction of the compensation decisions that it has made for the applicable years, as more fully described in footnote 6 to the table.
SUMMARY COMPENSATION TABLE for Fiscal Years Ended December 31, 2022, 2021 and 2020
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	SEC Total ($)	Adjusted SEC Total(6)
Mark E. Tryniski President, Chief Executive Officer and Director	2022	$887,337	$592,902	$197,657	$529,347	($1,896,547)	$38,923	$349,619	$2,246,166
	2021	$861,492	$290,759	$290,752	$753,806	$921,103	$37,057	$3,154,969	$2,233,866
	2020	$844,600	$285,053	$285,053	$502,537	$3,232,612	$36,936	$5,186,791	$1,954,179
Joseph E. Sutaris, EVP and Chief Financial Officer	2022	$434,003	$187,167	$62,403	$196,012	($64,865)	$30,589	$845,309	$910,174
	2021	$408,000	$91,768	$91,800	$255,000	$52,778	$14,019	$913,365	$860,587
	2020	$400,000	$74,981	$74,999	$170,000	$100,510	$27,019	$847,509	$746,999
Dimitar A. Karaivanov(7) EVP and Chief Operating Officer	2022	$501,461	$330,368	$110,125	$246,080	$5,875	$29,058	$1,222,967	$1,217,092
	2021	$269,538	$1,086,004	$216,006	$330,000	$1,135	$10,895	$1,913,578	$1,912,443
Maureen Gillan-Myer EVP and Chief Human Resources Officer	2022	$386,250	$143,380	$47,793	$164,586	$3,286	$42,121	$787,416	$784,130
Jeffrey M. Levy President, Commercial Banking	2022	$347,486	$103,974	$34,648	$160,000	$21,449	$29,956	$697,513	$676,064
George J. Getman(8) Retired EVP and General Counsel	2022	$350,992	$185,659	$61,903	$150,051	($309,757)	$9,104	$447,952	$757,709
	2021	$441,456	$91,051	$91,044	$220,728	$155,170	$29,507	$1,028,956	$873,786
	2020	$432,800	$89,286	$89,269	$147,152	$794,359	$29,217	$1,582,083	$787,724
Joseph F. Serbun(9) Retired President, Retail Banking	2022	$323,262	$80,988	$52,008	$210,120	$30,219	$60,893	$757,490	$727,271
	2021	$408,000	$76,474	$76,503	$255,000	$65,303	$43,210	$924,490	$859,187
	2020	$400,000	$54,015	$53,996	$185,000	$72,240	$44,229	$809,480	$737,240
(1)
The amounts in this column reflect the grant date fair value of restricted stock awards issued pursuant to the Company’s 2014 Incentive Plan computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023. Included in the 2022 award is a performance restricted stock award granted pursuant to the 2014 Incentive Plan. This long-term equity award will vest based upon the achievement of two sets of performance criteria based on the individual award; (1) based on the Company’s cumulative three year Relative Total Shareholder Return (“TSR”) ranking compared to the constituents of the KBW Regional Bank Index, and continued employment weighted at 50%; and (2) three year Average Relative Return on Average Core Tangible Common Equity (“Core ROATCE”) Relative Total Performance Goal weighted at 50% over the three-year measurement period of 2022-2024. Depending on the achievement level of the three year performance goals, the named executives may receive the maximum, target, or no shares from this award.

(2)
The amounts in this column reflect the grant date fair value of stock option awards in the applicable year pursuant to the 2014 Incentive Plan, computed in accordance with FASB ASC Topic 718. These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options. Assumptions used in the calculation of these amounts are included in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K which was filed with the SEC on March 1, 2023.

(3)
For all named executives, the amounts shown in this column reflect amounts earned under the Company’s Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. Cash payments are typically paid in the subsequent year. The awards for the 2022, 2021, and 2020 plan year (paid in 2023, 2022 and 2021) were approximately 82.5% 125%, and 85%, respectively, of the target amount, subject to adjustment for individual performance.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Company’s Pension Plan, the Company’s Restoration Plan and the named executive’s individual supplemental executive retirement agreements (collectively, the “Company Retirement Plans”). Such amounts will vary year to year due to changes in the Company Retirement Plan discount rates and accrued service costs. There were no changes in the terms of the Company Retirement Plans or level of benefits provided to the named executives under the Company Retirement Plans in 2022. No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan for Executives (the “Executive Deferred Comp Plan”), and all amounts in the Executive Deferred Comp Plan are funded solely from the executive’s elective deferral of their compensation and the Company makes no contributions other than to the Company’s Pension and Restoration Plans.

52

(5)
The amounts in this column include: (a) the reportable value of the personal use of Company-owned vehicles or allowances amounting to $11,829 for Mr. Tryniski, $13,200 for Mr. Sutaris, $10,321 for Mr. Karaivanov, $9,000 for Ms. Gillan-Myer, $6,420 for Mr. Levy, $5,294 for Mr. Getman, and $45,683 for Mr. Serbun; (b) the value of group term life and long term disability insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Ms. Gillan-Myer received $3,736 and Messrs. Tryniski, Sutaris, Karaivanov, Levy, Getman, and Serbun, received $1,980, $3,664, $1,027, $5,016, $3,810, and $1,485, in 2022, respectively; (c) the Company’s contributions to the 401(k) Plan, a defined contribution plan, amounting to $13,725 for Mr. Tryniski, Mr. Sutaris, Mr. Karaivanov, Ms. Gillan-Myer, Mr. Levy, and Mr. Serbun; (d) the Company’s payment for country and/or social club memberships amounting to $11,389 for Mr. Tryniski, and $4,795 for Mr. Levy; (e) the reportable value of cell phone allowances amounting to $660 for Ms. Gillan-Myer; (f) the reportable value of housing allowances amounting to $15,000 for Ms. Gillan-Myer; and (g) the Company’s payment for relocation amounting to $3,985 for Mr. Karaivanov. The Company does not maintain any “split-dollar” arrangements for the named executives.

(6)
We are providing this supplemental column entitled “Adjusted SEC Total” to show how the Compensation Committee views the named executives’ annual compensation. This column adjusts the amounts reported in the SEC Total column by subtracting the change in pension value under the Company’s Retirement Plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in pension value impact total compensation. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the SEC Total column.

(7)
Mr. Karaivanov joined the Company on June 4, 2021 and received a signing bonus of 10,826 shares of restricted stock with a three-year vesting period, 2,700 shares of restricted stock with a five-year vesting period, and 11,714 stock options with an exercise price of $80.01 that vest over five years. The value of these grants are reflected in Mr. Karaivanov’s 2021 compensation.

(8)	Mr. Getman retired from his position as EVP and General Counsel on June 30, 2022.
(9)	Mr. Serbun retired from his position as President of Retail Banking on September 30, 3022.
The following Grants of Plan-Based Awards Table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2022. All equity awards are made under the terms of the 2014 Incentive Plan and the non-equity awards are made under the terms of the Company’s MIP. The MIP awards were subject to the satisfaction of 2022 performance objectives and were paid in 2023.
GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities Underlying options (#)	Exercise or base price of options awards	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mark E. Tryniski		$0	$641,633	$1,042,654
	3/15/22					11,067(2)	$71.78	$197,657
	3/15/22				2,753(3)			$197,610
	3/15/22				11,014(4)			$395,292
Joseph E. Sutaris		$0	$237,590	$386,084
	3/15/22					3,494(2)	$71.78	$62,403
	3/15/22				869(3)			$62,377
	3/15/22				3,477(4)			$124,790
Dimitar A. Karaivanov		$0	$298,279	$484,703
	3/15/22					6,166(2)	$71.78	$110,125
	3/15/22				1,534(3)			$110,111
	3/15/22				6,137(4)			$220,257
Maureen Gillan-Myer		$0	$199,498	$324,184
	3/15/22					2,676(2)	$71.78	$47,793
	3/15/22				666(3)			$47,805
	3/15/22				2,663(4)			$95,575
Jeffrey M. Levy		$0	$160,000	$260,000
	3/15/22					1,940(2)	$71.78	$34,648
	3/15/22				483(3)			$34,670
	3/15/22				1,931(4)			$69,304
George J. Getman (Retired)		$0	$92,000	$149,500
	3/15/22					3,466(2)	$71.78	$61,903
	3/15/22				862(3)			$61,874
	3/15/22				3,449(4)			$123,785
Joseph F. Serbun (Retired)		$0	$210,120	$341,445
	3/15/22					2,912(2)	$71.78	$52,008
	3/15/22				724(3)			$51,969
	3/15/22				483(4)			$29,019
(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on December 31 of the year before payment is made. The actual awards for the 2022 plan year (paid in 2023) were approximately 82.5% of the target amount set forth in this table due to the performance levels achieved for 2022 being below target by 17.5%. The MIP awards could be increased for above targeted performance and reduced for less than targeted performance based upon the corporate goals described under the section entitled “Annual Incentive Payments under the Management Incentive Plan” and personal performance. The MIP awards earned by the named executives in 2022 and paid in 2023 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” These amounts were determined based upon the satisfaction of the 2022 MIP performance objectives.

53

(2)
The stock options are granted pursuant to the 2014 Incentive Plan. The options are subject to time vesting requirements. The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on March 15, 2023, 2024, 2025, 2026 and 2027. Upon the named executive’s termination, the named executive generally has three months to exercise any vested options. Except for employees retiring in good standing, all unvested options at the date of termination are forfeited. For employees who retire in good standing, all unvested options will become vested as of the retirement date. Such retirees may exercise the options before the expiration date.

(3)
The shares of restricted stock are granted pursuant to the 2014 Incentive Plan. The restricted stock granted prior to 2022 vests ratably over five years (except for 10,826 shares granted to Mr. Karaivanov and 1,467 shares granted to Ms. Gillan-Myer that vest ratably over three years) and restricted stock granted in 2022 and thereafter vests ratably over three years and are subject to forfeiture upon termination of employment for any reason, except for employees retiring in good standing. In such case, all unvested restricted stock will become vested as of the retirement date. During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the shareholders and the right to receive all dividends. Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

(4)
The shares of performance restricted stock are granted pursuant to the 2014 Incentive Plan. This long-term equity award has a three-year cliff vesting schedule tied to the satisfaction of long-term performance goals over that three year period. During the vesting period, the named executive officer shall have the right to vote all of the performance restricted shares at any meeting of the shareholders and will upon vesting receive shares of the Company stock equivalent to the dividends paid on such stock during the term of restriction. Nonvested shares may not be sold, exchanged or otherwise transferred. Depending upon the achievement level of the three-year long-term performance goals as determined by the Board of Directors at December 31, 2022, the named executives may receive the maximum, target or no shares from this award. Mr. Serbun’s grant of 483 shares represents the amount earned as a result of his retirement on September 30, 2022.

54

The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2022.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Mark E. Tryniski	26,761	0	$35.36	3/18/2025	11,906	$749,483	11,014	$693,331
	28,863	0	$38.02	3/16/2026
	10,499	15,749	$51.64	3/17/2030
	16,940	4,236	$55.92	3/20/2028
	16,845	0	$57.12	3/15/2027
	11,859	7,906	$59.41	3/20/2029
	3,155	12,621	$79.66	3/16/2031
	0	11,067	$71.78	3/15/2032
Joseph E. Sutaris	2,061	0	$38.02	3/16/2026	3,235	$203,643	3,477	$218,877
	2,762	4,144	$51.64	3/17/2030
	1,247	312	$55.92	3/20/2028
	1,503	0	$57.12	3/15/2027
	3,088	2,059	$59.41	3/20/2029
	996	3,985	$79.66	3/16/2031
	0	3,494	$71.78	3/15/2032
Dimitar A. Karaivanov	2,342	9,372	$80.01	6/09/2031	10,910	$686,785	6,137	$386,324
	0	6,166	$71,78	3/15/2032
Maureen Gillan-Myer	0	2,676	$71.78	3/15/2032	1,643	$103,427	2,633	$167,636
Jeffrey M. Levy	341	1,367	$79.66	3/16/2031	1,345	$84,668	1,931	$121,556
	0	772	$59.41	3/20/2029
	0	1,705	$51.64	3/17/2030
	0	1,940	$71.78	3/15/2032
George J. Getman (Retired)	10,151	0	$35.36	3/18/2025	3,730	$234,804	3,449	$217,115
	10,948	0	$38.02	3/16/2026
	3,288	4,932	$51.64	3/17/2030
	5,305	1,327	$55.92	3/20/2028
	6,389	0	$57.12	3/15/2027
	3,714	2,476	$59.41	3/20/2029
	988	3,952	$79.66	3/16/2031
	0	3,466	$71.78	3/15/2032
Joseph F. Serbun (Retired)	3,053	0	$35.36	3/18/2025	0	$0	0	$0
	2,935	0	$37.77	3/19/2024
	4,029	0	$38.02	3/16/2026
	4,972	0	$51.64	3/17/2030
	2,779	0	$55.92	3/20/2028
	2,357	0	$57.12	3/15/2027
	3,569	0	$59.41	3/20/2029
	4,151	0	$79.66	3/16/2031
	2,912	0	$71.78	3/15/2032
(1)	Stock options and restricted stock are not transferable.
(2)
Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on March 1, 2022, the final portion of the award vested on March 1, 2017).

(3)
Employee restricted stock granted prior to 2022 generally vests in five equal installments over a five year period on March 1 of each year and restricted stock granted in 2022 and thereafter generally vests in three equal installments over a three year period on March 1 of each year. The restricted stock reflected in this column was granted on March 20, 2018, March 20, 2019, March 17, 2020, March 16, 2021 and March 15, 2022; however, for 2021 Mr. Karaivanov’s restricted stock was granted on June 10, 2021 and 10,826 shares of his restricted stock vest in three equal installments over a three year period and 2,700 shares vest in five equal installments over a five year period and Ms. Gillan-Myer’s restricted stock was granted on October 1, 2021 and 1,467 shares of her restricted stock vest in three equal installments over a three year period.

55

(4)	Based on the closing market value of the Company’s common stock on December 31, 2022 of $62.95 per share, as reported on the NYSE for the last trading day of the year.
(5)
These shares are performance-based restricted stock granted to the named executives in March 2022. The amount shown represents the maximum amount of shares that may be issued to the named executives upon achievement of the maximum performance criteria set forth on page 47. The actual amount of restricted shares that may vest depends upon the satisfaction of the performance criteria which will be determined following the completion of the end of the three-year performance period ending on December 31, 2024. The market value of this award was based on the closing market value of the Company’s common stock on December 31, 2022 of $62.95 per share, as reported on the NYSE for the last trading day of the year.

The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2022.
OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark E. Tryniski	0	$0	4,552	$332,023
Joseph E. Sutaris	2,388	$70,565	911	$66,448
Dimitar A. Karaivanov	0	$0	4,150	$281,871
Maureen Gillan-Myer	0	$0	490	$29,439
Jeffrey M. Levy	954	$15,029	292	$21,298
George J. Getman (Retired)	0	$0	1,475	$107,587
Joseph F. Serbun (Retired)	0	$0	3,893	$269,508
(1)	The value realized equals the fair market value of the shares on the date of exercise less the exercise price.
(2)
The value realized on the restricted stock is the fair market value on the date of vesting. Included in Mr. Serbun’s stock award vesting is the vesting of the performance-based restricted grants of 483 shares with a vested value of $29,449.

RETIREMENT PLAN BENEFITS
The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements. Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark E. Tryniski	Community Bank System, Inc. Pension Plan	20	$3,290,970	$0
	Supplemental Executive Retirement Agreement	20	$7,534,266	$0
Joseph E. Sutaris	Community Bank System, Inc. Pension Plan	12	$1,217,767	$0
	Community Bank System, Inc. Restoration Plan	12	$0	$0
Dimitar A. Karaivanov	Community Bank System, Inc. Pension Plan	2	$67,560	$0
	Community Bank System, Inc. Restoration Plan	2	$250	$0
Maureen Gillan-Myer	Community Bank System, Inc. Pension Plan	1	$3,286	$0
	Community Bank System, Inc. Restoration Plan	1	$0	$0
Jeffrey M. Levy	Community Bank System, Inc. Pension Plan	5	$47,176	$0
	Community Bank System, Inc. Restoration Plan	5	$0	$0
George J. Getman (Retired)	Community Bank System, Inc. Pension Plan	15	$2,439,975	$0
	Supplemental Executive Retirement Agreement	15	$0	$0
Joseph F. Serbun (Retired)	Community Bank System, Inc. Pension Plan	15	$645,577	$0
	Community Bank System, Inc. Restoration Plan	15	$0	$0
56

Pension Plan
The named executives participate in the Company’s Pension Plan, as do the other salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan with the participants’ benefits calculated under a cash balance formula rather than a traditional defined benefits formula.
Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance. Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year. Service credits accrue at a rate between 5% and 6.10%, based on the participant’s age and date of participation. Effective March 1, 2010, cash balance plan participants accrue their pension benefits under a plan design called WRAP (“Worker Retirement Accumulation Plan”). Under this amended plan design, service credits are earned as described above under the pre-amendment plan formula. Interest credits are no longer contributed to the cash balance plan but instead are contributed to each participants’ account in the Company’s 401(k) Plan. Interest rates are determined each year and are not less than the yield on the 30-year Treasury Notes as of November of the prior year, nor more than 6%. Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.
Supplemental Retirement Agreements. In addition to the Pension Plan, certain named executives are covered by an individual supplemental retirement agreement (“SERP”) that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations. Messrs. Tryniski and Getman have entered into SERP agreements providing such post-retirement benefits.
Mark E. Tryniski. Under Mr. Tryniski’s SERP, the Company has agreed to provide Mr. Tryniski with an annual SERP benefit equal to the product of (i) 3% (and 3.75% for years of service earned after 2017) times (ii) Mr. Tryniski’s years of service with the Company, times (iii) his final five-year average compensation. The benefit payable under this formula is capped at 60% of Mr. Tryniski’s final five-year average compensation and is then reduced by the amount of other Company provided retirement benefits, including benefits under the Pension Plan and Company contributions to the Company’s 401(k) Plan. Mr. Tryniski’s SERP benefit is payable beginning on the first day of the seventh month that follows separation from service with the Company. Unless Mr. Tryniski elects payment in another equivalent life annuity form, the benefit is payable in the form of an actuarially equivalent joint and 100% survivor annuity.
George J. Getman. Under the terms of Mr. Getman’s SERP Agreement, the Company has agreed to provide Mr. Getman with an annual retirement benefit equal to the product of (i) 2.0%, times (ii) Mr. Getman’s years of service up to a maximum of 20 years, times (iii) his final five-year average compensation. The benefit payable under this formula is reduced by the amount of other Company provided retirement benefits, including benefits under the Pension Plan and Company contributions to the Company’s 401(k) Plan. Mr. Getman’s retirement benefit is payable beginning on the first day of the seventh month that follows his separation from service with the Company. Unless Mr. Getman elects payment in another equivalent life annuity form, the benefit is payable in the form of an actuarially equivalent joint and 100% survivor annuity.
Restoration Plan. Effective June 1, 2018, the Company began to provide certain select executives, including, Ms. Gillan-Myer and Messrs. Sutaris, Karaivanov, Serbun, and Levy, with benefits under the Restoration Plan. The Restoration Plan is an unfunded, non-qualified deferred compensation plan designed to provide benefits and contributions that cannot be provided to eligible executives under the Company’s Pension Plan and 401(k) Plan as a result of the Internal Revenue Code limit on annual compensation that may be taken into account under those plans for benefit and contribution purposes. For 2022, the compensation limit in effect under the Internal Revenue Code was $305,000. A participant’s benefit in the Restoration Plan will be expressed as an individual (bookkeeping) account balance that will be increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance will be credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
57

Nonqualified Deferred Compensation Plan
The following table shows the executive contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Executive Employees of the Company. The Company does not make any contributions to the Plan on behalf of the named executives.
NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Mark E. Tryniski	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	($173,199)	$0	$528,209
Joseph E. Sutaris	Community Bank System, Inc. Deferred Compensation Plan	$162,641	$0	($144,450)	($330,369)	$0
Dimitar A. Karaivanov	Community Bank System, Inc. Deferred Compensation Plan	$51,531	$0	($4,258)	($60,800)	$3,492
Maureen Gillan-Myer	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Jeffrey M. Levy	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
George J. Getman (Retired)	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	($213,308)	$0	$0
Joseph F. Serbun (Retired)	Community Bank System, Inc. Deferred Compensation Plan	$89,094	$0	($50,848)	($139,061)	$1,139
(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.
(2)
Amounts in this column reflect transfers to the Supplemental Account Balances in the Company’s Pension Plan from an individual participant’s voluntary contributions to the Deferred Compensation Plan. The account balances in the table have been reduced by the amount transferred. The earnings credited in the Deferred Compensation Plan are based on the account balance prior to the transfers.

Potential Payment on Termination or Change in Control
The Company has entered into employment agreements that provide severance benefits to certain named executives. Under the terms of the respective named executive’s agreement, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary retirement or a change in control. The triggers for post-termination payments under the respective employment agreements are set forth in the descriptions of such agreements under the section entitled “Employment Agreements.” Payments under the employment agreement may be made in a lump sum or in installments. In addition to the employment agreements, the SERP agreements provide for post-termination benefits (notwithstanding the retirement benefits intended to be conferred in the SERP agreements) in certain situations in the event of death, disability and a change in control.
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2022 termination date.
Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Mark E. Tryniski
• Death	$221,834	$0	$0	$1,103,348	$1,325,182
• Disability	443,669	0	0	1,103,348	1,547,017
• Involuntary termination without cause	3,282,286	0	0	1,103,348	4,385,674
• Involuntary or good reason termination after CIC	4,923,429	272,319	42,383	1,693,114	6,931,305
Joseph E. Sutaris
• Death	$108,501	$0	$0	$297,270	$405,771
• Disability	217,002	0	0	297,270	514,272
• Involuntary termination without cause	1,205,755	0	0	297,270	1,503,038
• Involuntary or good reason termination after CIC	2,067,009	64,434	58,397	483,458	2,673,319
58

Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Dimitar A. Karaivanov
• Death	$125,365	$0	$0	$752,075	$877,440
• Disability	250,731	0	0	752,075	1,002,806
• Involuntary Termination without cause	1,455,073	0	0	752,075	2,207,148
• Involuntary or good reason termination after CIC	2,494,410	25,774	57,373	1,078,466	3,656,023
Maureen Gillan-Myer
• Death	$0	$0	$0	$131,765	$131,765
• Disability	0	0	0	131,765	131,765
• Involuntary termination without cause	0	0	0	131,765	131,765
• Involuntary or good reason termination after CIC	847,500	18,063	40,278	273,388	1,179,229
Jeffrey M. Levy
• Death	$0	$0	$0	$127,235	$127,235
• Disability	0	0	0	127,235	127,235
• Involuntary termination without cause	0	0	0	127,235	127,235
• Involuntary or good reason termination after CIC	0	0	0	229,927	229,927
George J. Getman (Retired)
• Death	$87,748	$0	$0	$345,377	$433,125
• Disability	175,496	0	0	$345,377	520,873
• Involuntary termination without cause	1,000,521	0	0	$345,377	1,345,898
• Involuntary or good reason termination after CIC	1,715,178	117,684	17,157	528,804	2,378,823
Joseph F. Serbun (Retired)
• Death	$0	$0	$0	$0	$0
• Disability	0	0	0	0	0
• Involuntary termination without cause	0	0	0	0	0
• Involuntary or good reason termination after CIC	0	0	0	0	0
(1)
The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s Pension Plan. There would be no additional benefits accrued under the individual supplemental executive retirement agreements.

(2)
The amounts set forth in this column reflect the value (based on the closing market price of the Company’s common stock on December 30, 2022 of $62.95 per share) of any unvested shares of restricted stock that would become vested upon termination and the intrinsic value of unvested stock options based on the closing market price of the Company’s common stock on December 30, 2022 of $62.95 per share that would become vested upon termination.

(3)	The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.
EMPLOYMENT AGREEMENTS
The Company has entered into employment agreements or change in control agreements with certain named executives as set forth and summarized below. The employment agreements provide for payments, as set forth in the chart above, upon termination in certain situations as further described below:
Mark E. Tryniski. The Company has an employment agreement with Mr. Tryniski that provides for his employment as the President and CEO of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. The agreement provides for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Tryniski for good reason, equal to the greater of (i) 200% of the sum of Mr. Tryniski’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Tryniski through the unexpired term of his employment agreement. In addition, all of Mr. Tryniski’s unvested stock options would vest and all restrictions on his
59

restricted stock would be waived. Mr. Tryniski is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Tryniski for good reason) or to solicit customers or employees of the Company or the Bank for two years following termination of employment.
Upon Mr. Tryniski’s termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Tryniski’s estate would be entitled to continued payment of Mr. Tryniski’s base salary for 90 days.
Change in Control Provision. If Mr. Tryniski’s employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Tryniski voluntarily resigns during this period for good reason, the Company will pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, will provide fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him and his stock options will become fully exercisable.
Joseph E. Sutaris. The Company has an employment agreement with Mr. Sutaris that provides for his employment as the Executive Vice President and Chief Financial Officer of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. The agreement provides for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Sutaris for good reason, equal to the greater of (i) 175% of the sum of Mr. Sutaris’ annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Sutaris through the unexpired term of his employment agreement. In addition, all of Mr. Sutaris’ unvested stock options would vest and all restrictions on his restricted stock would be waived. Mr. Sutaris is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Sutaris for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Sutaris’ termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Sutaris’ estate would be entitled to continued payment of Mr. Sutaris’ base salary for 90 days.
Change in Control Provision. If Mr. Sutaris’ employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Sutaris voluntarily resigns during this period for good reason, the Company will pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, will provide fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him and his stock options will become fully exercisable.
Dimitar A. Karaivanov. The Company has an employment agreement, as amended on August 24, 2022, with Mr. Karaivanov that provides for his employment as the Executive Vice President and Chief Operating of the Company and the Bank during the period from October 1, 2022 to December 31, 2023. The agreement provides for severance pay in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Karaivanov for good reason, equal to the greater of (i) 175% of the sum of Mr. Karaivanov’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Karaivanov through the unexpired term of his employment agreement. In addition, all of Mr. Karaivanov’s unvested stock options would vest and all restrictions on his restricted stock would be waived. Mr. Karaivanov is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Karaivanov for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Karaivanov’s termination of employment because of death or disability, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Karaivanov’s estate would be entitled to continued payment of Mr. Karaivanov’s base salary for 90 days.
Change in Control Provision. If Mr. Karaivanov’s employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Karaivanov voluntarily resigns during this period for good reason, the Company will pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, will provide fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him and his stock options will become fully exercisable.
60

George J. Getman. Mr. Getman retired as Executive Vice President and General Counsel effective on June 30, 2022 and continued to work for the Company in the role of Senior Counsel until his retirement on January 2, 2023. In connection with Mr. Getman’s retirement as EVP and General Counsel, the Company and Mr. Getman entered into an amendment to his employment agreement providing that Mr. Getman would be available from July 1, 2022 to January 2, 2023 to assist with transitionary matters and other duties that may be assigned to him by the Company’s President and CEO. Mr. Getman’s base salary was reduced to $230,000 with the other terms of his employment agreement remaining unchanged. The employment agreement provides for severance pay, in the event of a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Getman for good reason, equal to the greater of (i) 175 percent of the sum of Mr. Getman’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Getman through the unexpired term of his employment. Mr. Getman is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Getman for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Getman’s termination of employment because of death or disability or retirement in good standing, all of his unvested stock options would vest and all restrictions on his restricted stock would be waived. In the case of death, Mr. Getman’s estate would be entitled to continued payment of Mr. Getman’s base salary for 90 days.
Change in Control Provision. If Mr. Getman’s employment was terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Getman voluntarily resigned during this period for good reason, the Company will pay him an amount equal to three times the sum of his then current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, would provide fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him and his stock options will become fully exercisable.
Maureen Gillan-Myer. Ms. Gillan-Myer has a change of control agreement with the Company that provides that in the event her employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Ms. Gillan-Myer voluntarily resigns during this period for good reason, the Company will pay her an amount equal to 24 months of her then current base salary plus all amounts payable to her under the MIP during the 12 months immediately preceding the change in control, will provide fringe benefits for a 24 month period, will waive all restrictions on any restricted stock previously granted to her and her stock options will become fully exercisable.
Joseph F. Serbun. Mr. Serbun retired as the President, Retail Banking effective on September 30, 2022. In connection with Mr. Serbun’s retirement, the Company and Mr. Serbun entered into a retirement agreement on August 24, 2022 that terminated his existing employment agreement and all benefits thereunder. The retirement agreement provided for a severance benefit in the aggregate amount equal to (i) 1.5 times the sum of his base salary and expected payment under the MIP for the 2022 plan year, and (ii) accelerated vesting of certain equity awards. Mr. Serbun will continue to be bound by the non-compete provisions in his employment agreement, including a one year post-employment non-compete, a two year post-employment non-solicit of customers and employees, and a perpetual confidentiality covenant.
61

PAY RATIO
As required by the Dodd-Frank Act, the Company is providing the following information about the relationship of the annual total compensation of its median employee and the annual total compensation of Mr. Tryniski, the Company’s President and CEO. For 2022, the annual total compensation of the median employee of the Company (other than the CEO) was $38,350 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 52, was $349,619. Based on this information, the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median employee for 2022 was 9 to 1. Using the Adjusted SEC Total set forth in the Summary Compensation Table for the CEO’s total annual compensation, the ratio of the CEO’s annual total compensation to the annual total compensation of the Company’s median employee for 2022 was 59 to 1.
To determine the median employee, the Company considered all employees of the Company on December 31, 2022, the determination date. The Company determined the median employee by: (i) collecting the 2022 base salary information contained in its payroll records (base salary of employees hired during the year was annualized) for each such employee, (ii) ranking such base salary of all such employees except for the CEO from lowest to highest, and identifying the employee with the median base salary and (iii) confirming that the median employee’s compensation did not contain any anomalous characteristics which would have a significant impact on the pay ratio. It is important to note that the pay ratio is a number the Company is required to calculate and disclose pursuant to SEC regulations, but it is not a number it uses to determine compensation for any of its employees. The Company cautions Shareholders from using the ratio as a comparison among different companies because the methodology used to determine the median employee by companies may differ and the results will vary based on each company’s industry, geographic location of its workforce, size, and compensation structure.
62

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive “compensation actually paid” (as computed in accordance with Item 402(v)) and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis- Our Compensation Philosophy.”
Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Based On Value of Initial Fixed $100 Investment:		Net Income (thousands)[7]	Fully Diluted Operating EPS[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$349,619	$2,077,067	$793,121	$811,479	$132.83	$118.71	$188,081	$3.58
2021	$3,154,969	$3,271,781	$1,195,097	$1,177,734	$152.95	$127.53	$189,694	$3.49
2020	$5,186,791	$2,166,297	$939,963	$637,487	$125.09	$93.33	$164,676	$3.24
2019	$5,160,027	$4,108,305	$1,365,783	$1,681,224	$138.48	$102.20	$169,063	$3.29
2018	$2,962,791	$3,759,910	$843,802	$1,200,590	$111.09	$82.51	$168,641	$3.23
[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Tryniski (the Company’s CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation Disclosure Tables – Summary Compensation Table.”

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Tryniski, as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the amount of compensation earned by or paid to Mr. Tryniski during the applicable year but are calculated in accordance with Item 402(v) as required. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Tryniski’s total compensation as set forth in the Summary Compensation Table for each year to determine the compensation actually paid under Item 402(v):

Adjustments Made to Calculate Compensation Actually Paid to CEO
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$349,619	($790,559)	$638,160	$1,896,547	($16,700)	$2,077,067
2021	$3,154,969	($581,511)	$719,626	($921,103)	$899,800	$3,271,781
2020	$5,186,791	($570,106)	($10,876)	($3,232,612)	$793,100	$2,166,297
2019	$5,160,027	($1,130,154)	$1,857,003	($2,448,071)	$669,500	$4,108,305
2018	$2,962,791	($567,617)	$1,579,154	($860,518)	$646,100	$3,759,910
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for years 2022, 2021, and 2020. For years 2019 and 2018, the grant date fair value of equity awards was obtained from the Proxy Statement filing for the respective year by taking the total of the amounts reported in the “Stock Awards” and “Option Awards” column in the Summary Compensation Table.

63

(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Adjustments Made to Calculate Value of Equity Awards Paid to CEO
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,014,266	($355,706)	$—	($41,771)	$—	$21,371	$638,160
2021	$497,764	($131,419)	$—	$331,080	$—	$22,201	$719,626
2020	$774,156	($464,418)	$—	($343,027)	$—	$22,413	($10,876)
2019	$2,122,195	($175,252)	$—	($211,213)	$—	$121,273	$1,857,003
2018	$579,662	$931,497	$—	$49,117	$—	$18,878	$1,579,154
(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Tryniski during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. Pursuant to the terms of his Supplemental Executive Retirement Plan Agreement, Mr. Tryniski ceased accruing service credits effective January 1, 2022. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Adjustments Made to Calculate Value of Pension Benefits Paid to CEO
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2022	($16,700)	$—	($16,700)
2021	$899,800	$—	$899,800
2020	$793,100	$—	$793,100
2019	$669,500	$—	$669,500
2018	$646,100	$—	$646,100
[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Tryniski, who has served as our CEO since 2006) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Tryniski) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, Getman, Serbun, and Levy; (ii) for 2021, Messrs. Sutaris, Karaivanov, Getman and Serbun; (iii) for 2020, Messrs. Sutaris, Getman, Serbun, and Joseph J. Lemchak, the Company’s Senior Vice President and Chief Investment Officer; (iv) for 2019, Messrs. Sutaris, Getman, Serbun, and Scott A. Kingsley, the Company’s former Executive Vice President and Chief Operating Officer; and (v) for 2018, Messrs. Sutaris, Getman, Kingsley, Serbun, and Brian D. Donahue, the Company’s former Executive Vice President and Chief Banking Officer.

64

[4]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Tryniski), as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Tryniski) during the applicable year but are calculated in accordance with Item 402(v). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Tryniski) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments Made to Calculate Compensation Actually Paid to Other NEOs
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$793,121	($245,901)	$209,036	$52,299	$2,924	$811,479
2021	$1,195,097	($455,163)	$434,537	($68,597)	$71,860	$1,177,734
2020	$939,963	($125,460)	$21,639	($264,441)	$65,786	$637,487
2019	$1,365,783	($401,429)	$928,562	($338,567)	$126,875	$1,681,224
2018	$843,802	($146,320)	$446,492	($34,844)	$91,460	$1,200,590
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Adjustments Made to Calculate Value of Equity Awards Paid to Other NEOs
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$285,078	($77,436)	$4,837	($10,887)	$—	$7,444	$209,036
2021	$404,483	($30,427)	$—	$53,592	$—	$6,889	$434,537
2020	$170,364	($90,102)	$—	($63,003)	$—	$4,380	$21,639
2019	$737,540	$122,828	$—	$36,504	$—	$31,690	$928,562
2018	$151,772	$275,188	$—	$14,243	$—	$5,289	$446,492
(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Adjustments Made to Calculate Value of Pension Benefits Paid to Other NEOs
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2022	$64,992	($62,068)	$2,924
2021	$71,860	$—	$71,860
2020	$76,125	($10,339)	$65,786
2019	$126,875	$—	$126,875
2018	$76,300	$15,160	$91,460
[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Regional Banking Index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
[8]
The Company’s fully-diluted operating earnings per share (“Operating EPS”) (non-GAAP) is defined as the Company’s fully-diluted GAAP earnings per share adjusted for, net of tax effect, acquisition expenses, acquisition-related contingent consideration, acquisition-related provision for credit losses, net gain on sales of investment securities, unrealized (gain) loss on equity securities, litigation accrual and gain on debt extinguishment (see page 62 of the Company’s Form 10-K filed with the SEC on March 1, 2023 for additional details regarding the calculation of Operating EPS).

65

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis- Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company for its Shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Operating Earnings Per Share Growth
•	Three-Year TSR Rank Relative to KRX
•	Three-Year Average Return on Average Tangible Common Equity
•	Pre-tax Operating Earnings Growth of Financial Subsidiaries
•	Operating Efficiency and Asset Quality
•	Commercial Banking Goals
•	Retail Banking Goals
Each of the above performance measures are components of either the Company’s MIP, the Company's short-term incentive compensation program, or its performance-based restricted stock and non-qualified stock option equity awards.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis- Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy that aligns the NEOs compensation with measures determined by the Compensation Committee to drive long-term value for the Shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore the Company’s performance measures may not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Tryniski and the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski) is generally aligned with the Company’s cumulative TSR value over the five years presented in the table.

66

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Tryniski and the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski) is directionally aligned with the Company’s net income over the five years presented in the table.

Compensation Actually Paid vs. Net Income
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
$150.0
Net Income (millions)
$168.6
$169.1
$164.7
$189.7
$188.1
2018
2019
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid and Operating Earnings Per Share
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Tryniski and the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding Mr. Tryniski) is directionally aligned with the Company’s Operating EPS over the five years presented in the table.

Compensation Actually Paid vs. Operating EPS
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$3.70
$3.60
$3.50
$3.40
$3.30
$3.20
$3.10
$3.00
Company Operating EPS
$3.23
$3.29
$3.24
$3.49
$3.58
2018
2019
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Operating EPS

67

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR value change over the five year period presented in the table was $132.83 based on an initial $100 investment, while the cumulative TSR value of the peer group presented for this purpose, KBW Regional Banking Index, was $118.71 based on an initial $100 investment over the five years presented in the table, demonstrating that the Company outperformed its peers over the five year period.

68

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a non-binding advisory vote from the Shareholders to approve the compensation of the named executives as disclosed in this Proxy Statement pursuant to SEC rules. The compensation of the Company’s named executives is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and narrative disclosure contained on pages 37 to 61 of this Proxy Statement. As discussed in those sections, the Board believes that the Company’s pay for performance philosophy and programs provide a strong link between executive compensation and the Company’s short and long-term performance and creation of shareholder value.
For the year ended December 31, 2022, the Company produced very favorable operating results, including net income of $188.1 million. Improved net interest income, disciplined management of operating expenses, and solid and favorable asset quality contributed to these strong results in 2022, as noted in the “Compensation Discussion and Analysis” section beginning on page 37. The Company has consistently returned significant value to its Shareholders. Its total annualized shareholder returns as compared to bank-specific and our peer group indices over multiple periods are set forth below:
Total Annualized Shareholder Returns(1)(2)
	1 Year	5 Years	10 Years	15 Years
Community Bank System	(13.2)%	5.8%	11.7%	11.5%
Peer Group Median(3)	3.1%	2.4%	9.4%	6.5%
S&P 600 Commercial Bank Index	(7.9)%	3.6%	10.9%	5.2%
KBW Regional Bank Index (KRX)	(6.9)%	3.5%	10.4%	5.4%
(1)	Annual equivalent through December 31, 2022, including reinvestment of dividends.
(2)	Source: Bloomberg, L.P.
(3)	See page 42 for Peer Group information.
Other 2022 milestones include the increase in the Company’s quarterly cash dividend to Shareholders by 2.35%, to $0.44 per share, marking the 30th consecutive year of annual increases, the Company delivered record revenues of $679.3 million representing a 9.5% increase over 2021 total revenues of $620.6 million, and the Company recorded 0.04% of net charge offs / average loans during 2022.
The Company’s Compensation Committee considered the Company’s overall achievement levels of performance objectives set forth in the Compensation Discussion and Analysis, including the performance factors noted above, and the achievement levels obtained under the pre-determined short and long term objectives set in the Company’s incentive compensation plans for 2022.
The Company is asking the Shareholders to indicate their support for its executive pay program and policies as described in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives you as a Shareholder the opportunity to endorse or not endorse the Company’s executive pay program and policies through a non-binding advisory vote on the following resolution:
RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s named executives, as described in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosures contained in this Proxy Statement.
The vote on this Proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Last year, at the Annual Meeting of Shareholders held in May 2022, the Shareholders approved the Say-on-Pay proposal with approximately 96.9% of the votes cast voting in favor of the Company’s executive compensation programs.
Vote Required
A majority of the votes present in person or represented by proxy at the Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal. If no voting instructions are given, the proxy will be voted in favor of this Proposal No. 2.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 2 to approve, on a non-binding advisory basis, the named executives’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement.
69

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a non-binding advisory vote from the Shareholders with respect to this proposal, commonly known as a “say-when-on-pay” proposal, which provides Shareholders with the opportunity to advise the Board on how often the Company should conduct an advisory Shareholder vote on the compensation of our named executives pursuant to SEC rules. We are required to seek an advisory Shareholder vote on the frequency of future say-on-pay proposals at least once every six years, although the Company may seek Shareholder input more frequently.
The Board believes that an annual advisory vote on the compensation of our named executives is an important aspect of Shareholder engagement. An annual “say-on-pay” vote facilitates direct and regular Shareholder feedback on the Company's compensation policies, which the Board values in determining the Company's compensation philosophy and designing its pay practices. Furthermore, the Board believes an advisory vote that occurs annually makes compensation more responsive to and reflective of the Shareholders' interests and concerns, and decreases the chances that poor compensation decisions in one year will have a continuing, long-term effect. Accordingly, the Board recommends that the Shareholders vote for conducting an advisory vote on the compensation of the named executives every year, and thus continuing the Company's current practice.
It is expected that the next vote on a say-when-on-pay proposal will occur at the 2029 Annual Meeting of Shareholders.
The enclosed proxy card provides Shareholders four choices for voting on this item. They can choose whether the say-on-pay vote should be conducted every year, every two years or every three years. They may also abstain from voting on this item. The Shareholders are not voting to approve or disapprove the Board's recommendation on this item.
Vote Required
The vote on this Proposal is advisory and non-binding. Because the vote is advisory, it will not be binding upon the Board. However, the Board values the opinions that the Shareholders express via their votes and will take into account the outcome of the vote when considering how frequently the Company should conduct an advisory vote on the compensation of its named executives. Abstentions and broker non-votes will have no effect on the vote for this Proposal. If no voting instructions are given, the accompanying proxy will be voted for one year for the frequency on the say on pay vote for this Proposal No. 3.
Board Recommendation
The Board unanimously recommends a vote of “ONE YEAR” for this Proposal No. 3.
70

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. A copy of the Committee Charter, which more fully describes the role of the Committee, is available at the Company’s website at https://ir.communitybanksystem.com/corporate-overview/documents/default.aspx and in print to any Shareholder or interested party who requests it. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2022, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls, oversees major policies with respect to risk assessment and management, and selects the Company’s independent registered public accounting firm (subject to ratification by the Shareholders).
The Audit Committee is currently comprised of four directors, each of whom the Board has determined to be independent as defined by the SEC Rules and the NYSE Rules. Each member of the Committee is financially literate and meets the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board has determined that Ms. MacPherson, Ms. Skerritt, and Mr. Whipple qualify as “audit committee financial experts” as defined by the SEC Rules.
In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2022 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Committee regularly holds separate executive sessions at its meetings with the Company’s independent registered public accounting firm, the chief risk officer, and the director of internal audit.
The Committee has also received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the PCAOB and has discussed with PricewaterhouseCoopers LLP its independence. In concluding that PricewaterhouseCoopers LLP is independent, the Committee considered, among other factors, the non-audit services provided by PricewaterhouseCoopers LLP as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.” The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Based on the reviews and discussions with management referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
John F. Whipple, Jr., Chair
Jeffrey L. Davis
Kerrie D. MacPherson
Susan E. Skerritt
71

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee engaged the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2022. PricewaterhouseCoopers LLP performed the 2022 integrated audit of the consolidated financial statements and internal controls over financial reporting of the Company and its subsidiaries, and advised the Company in connection with various other matters as described below in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”
Following a review and assessment of the auditor’s performance, independence, fees and other factors, the Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1984. In reviewing the auditor’s performance, the Committee reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control. The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm.
Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.
Vote Required
The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal No. 4.
Board Recommendation
The Board recommends that Shareholders vote “FOR” this Proposal No. 4 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted in favor of Proposal No. 4 unless Shareholders specify otherwise.
72

FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,697,880	$1,222,093
Audit Related Fees(2)	162,400	45,000
Tax Fees(3)	268,377	128,700
All Other Fees(4)	12,582	7,560
(1)
Includes fees incurred in connection with the audits of Community Bank System, Inc. and its subsidiaries Northeast Retirement Services, LLC and Global Trust Company, Inc. as well as $361,300 in 2022 related to incremental audit efforts. Included in 2021 was $32,500 related to the acquisition of Fringe Benefits Design of Minnesota, Inc. and the assets of Thomas Gregory Associates Insurance Brokers, Inc.

(2)
Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers and compliance with the requirements of the Consolidated Audit Guide for Audits of HUD Programs for 2022 and 2021 and the filing of a Form S-8 registration statement in 2022.

(3)
Includes tax preparation and compliance fees of $255,000 and $108,700 for 2022 and 2021, respectively and fees incurred in connection with tax consultation related to acquisitions, state tax planning, tax reform and other matters of $13,000 and $15,000 for 2022 and 2021, respectively.

(4)
Includes a license fee to Disclosure Checklist in 2022, a product of PwC Product Sales, LLC, a subsidiary of PricewaterhouseCoopers LLP and a subscription fee to Viewpoint in 2022 and 2021, a PricewaterhouseCoopers LLP trademarked product.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law. In accordance with this pre-approval policy, the Audit Committee pre-approved all audit and non-audit services for fiscal 2021 and fiscal 2022.
In addition to the services described above, PricewaterhouseCoopers LLP provides audit, non-audit and tax compliance services to certain collective investment trusts for which Global Trust Company, Inc. (a wholly owned subsidiary of the Company) is the Trustee. The collective investment trusts are not part of the Company’s consolidated financial statements. All of the fees for such services are paid by the collective investment trusts (not by Global Trust Company, Inc.) and are not included in the table above. PricewaterhouseCoopers LLP directly billed the collective investment trusts a total of $4.4 million and $3.4 million, for these professional services rendered for the fiscal years ended December 31, 2022 and 2021, respectively.
73

OTHER MATTERS
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If a Shareholder would like to receive future proxy materials electronically via e-mail or the Internet, he or she can choose to sign up for electronic delivery by following the instructions to vote using the Internet and, when prompted, indicate that he or she agrees to receive or access proxy materials electronically in future years.
ELIMINATION OF DUPLICATE MAILINGS
The Company has adopted a procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice of Internet Availability and, if requested printed versions by mail, of this Proxy Statement and the Annual Report to multiple Shareholders who share the same address, unless the Company has received contrary instructions from one or more of the Shareholders. This procedure reduces the environmental impact of the annual meetings and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards and voting forms. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice of Internet Availability or this Proxy Statement and the Annual Report to any Shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability or this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, registered Shareholders may call Broadridge Investor Communication Solutions, Inc. at (866) 540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and the Company will deliver a separate copy promptly.
A Shareholder who holds shares through a broker, bank, or other organization can participate in householding by contacting the broker, bank, or other organization that holds such shares to request information about eliminating duplicate mailings.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of the Reporting Persons with respect to the fiscal year ended December 31, 2022, except for (a) one filing for Mr. Ace reporting a single gift transaction, (b) one filing for Ms. Gillan-Myer reporting a single transaction with respect to the net settlement of shares to satisfy her tax obligations in connection with the vesting of restricted stock grant and (c) one filing for Mr. Knauss reporting one purchase transaction, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2022.
SHAREHOLDER PROPOSALS
If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the SEC for Shareholder proposals. Shareholder proposals seeking inclusion in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders will not be deemed to be timely submitted pursuant to Rule 14a-8 unless they are received by the Company at its principal executive offices no later than November 28, 2023.
The Company’s Bylaws establish advance notice procedures with regard to Shareholder nominations to the Board and other Shareholder proposals that are not submitted for inclusion in the proxy statement, but that a Shareholder instead wishes to present directly at an annual meeting. With respect to director nominees, any nominations must be delivered to the Secretary of the Company not less than 60 days or more than 90 days prior to the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written nomination must be received no later than the close of business on the 10th day following the date on which the Company’s notice is mailed) in order for the nomination to be considered timely, and the nomination must contain the information set forth in the Bylaws. Written notice of such other Shareholder proposals that are to be presented at an annual meeting must be received by the Secretary of the Company no later than 45 days prior to the date of the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written notice must be received no later than the close of business on the 15th day following the date on which the Company’s notice is mailed) in order to be considered timely, and must contain the information set forth in the Bylaws.
74

These advance notice provisions are in addition to, and separate from, the requirements that a Shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a Shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance notice Bylaw provisions, subject to applicable rules of the SEC. Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company at its principal executive offices. Shareholders submitting director nominations and proposals are urged to submit their nominations and proposals by certified mail, return receipt requested.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Information on how the Company calculates and reconciles the Operating Earnings per Share and Operating Net Income measures (presented on page 37) is disclosed in the “Reconciliation of GAAP to Non-GAAP Measures” section of the Company’s Annual Report on Form 10-K for 2022 filed with the SEC on March 1, 2023.
OTHER BUSINESS
The Board of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Date: March 27, 2023
By Order of the Board of Directors

Danielle M. Cima
Secretary
75

COMMUNITY BANK SYSTEM, INC.
BANK SYSTEM, INC.

COMMUNITY BANK SYSTEM, INC.
ATTN: DANIELLE M. CIMA
5790 WIDEWATERS PARKWAY
DEWITT, NY 13214-1883

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 16, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 16, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IN PERSON
You may vote your shares in person by attending the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help the environment and reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04505-P86345

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNITY BANK SYSTEM, INC.

The Board of Directors recommends you vote "FOR" each of the nominees:

1. Election of Directors

Election of all current directors for a one (1) year term until their respective successors are elected and qualified:

Nominees:	**For**	**Withhold**	**Abstain**
1a. Brian R. Ace	☐	☐	☐
1b. Mark J. Bolus	☐	☐	☐
1c. Neil E. Fesette	☐	☐	☐
1d. Jeffery J. Knauss	☐	☐	☐
1e. Kerrie D. MacPherson	☐	☐	☐
1f. John Parente	☐	☐	☐
1g. Raymond C. Pecor, III	☐	☐	☐
1h. Susan E. Skerritt	☐	☐	☐
1i. Sally A. Steele	☐	☐	☐
1j. Eric E. Stickels	☐	☐	☐
1k. Mark E. Tryniski	☐	☐	☐
1l. John F. Whipple, Jr.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 4 and "1 Year" for proposal 3:

	For	**Against**	**Abstain**
2. Advisory vote on executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please check here if you plan to attend the Meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Directors and Officers of

COMMUNITY BANK SYSTEM, INC.

extend a cordial invitation for you to join them for light refreshments immediately following the

ANNUAL MEETING OF SHAREHOLDERS

Eric E. Stickels **Chair**	**Mark E. Tryniski** **President & CEO**

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V04506-P86345

COMMUNITY BANK SYSTEM, INC.
Annual Meeting of Shareholders
May 17, 2023 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Danielle M. Cima and Deresa F. Durkee as proxies, each with the power to act without the other and with the power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COMMUNITY BANK SYSTEM, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EDT on May 17, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side